Exhibit 10.51

B1BANK – LOAN NO.

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT (including all schedules, exhibits and appendices attached or otherwise identified therewith, as amended, modified or restated from time to time, this “Agreement”) dated as of NOVEMBER 12, 2020 (the “Effective Date”), is between (a) B1BANK, a Louisiana banking corporation (together with its successors and assigns, “Lender”), (b) MERIDIAN EQUIPMENT LEASING LLC, a Texas limited liability company (“Debtor”), and (c) (i) WHITE CLAW CRUDE, LLC, a Texas limited liability company (“White Claw”), (ii) JORGAN DEVELOPMENT, LLC, a Louisiana limited liability company (“Jorgan”), (iii) JAMES H. BALLENGEE, an individual residing in the State of Texas (“J. Ballengee”), (iv) WASKOM ENTERPRISES LLC, a Texas limited liability company (“Enterprises”), (v) POSSE MONROE LLC, a Texas limited liability company (“Monroe’), (vi) POSSE WASSON LLC, a Texas limited liability company (“Wasson”), and (vii) SILVER FUELS PROCESSING LLC, a Texas limited liability company (“Fuels”).

RECITALS

WHEREAS, Obligor (a) has determined that Obligor will benefit specifically and materially from the Credit Facility contemplated by this Agreement, and (b) has requested and bargained for the structure, terms and obligations set forth in the Loan Documents.

WHEREAS, Obligor and Lender, by this Agreement, desire and intend that the Loan and the Loan Documents comply in all respects with the MAIN STREET PRIORITY LOAN FACILITY established by the Board of Governors of the Federal Reserve System (“MSPLF”).

WHEREAS, Lender is willing to make the Credit Facility available upon and subject to the provisions, terms and conditions set forth in the Loan Documents.

NOW THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

1. Definitions. As used in this Agreement, all exhibits, appendices and schedules hereto, and in any other Loan Documents made or delivered pursuant to this Agreement, the following terms will have the meanings given such terms in this Section 1 or in the provisions, sections or recitals herein:

“Advance” means any advance under the Credit Facility, which advance shall be part of the Loan.

“Affiliate” means, with respect to a specified Person, another Person that directly or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Authorizing Entity” means the board of directors, shareholders, members, managers, trustee, general partner or other Person authorized or empowered to act on behalf of a Person pursuant to the Organizational Documents of such Person.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation, in form and substance satisfactory to Lender in its Permitted Discretion.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Business Day” means any day other than a Saturday, Sunday or any other day on which the Federal Reserve Bank of Dallas, Texas, is closed.

“CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act, or the CARES Act and applicable rules and regulations, as in effect on the date of Borrower’s successful application for the SBA PPP Loan.

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B1BANK – MERIDIAN EQUIPMENT LEASING LLC

“Collateral” means:

(a) All present and future accounts, chattel paper (including electronic chattel paper), commercial tort claims, commodity accounts, commodity contracts, deposit accounts, documents, financial assets, general intangibles (including any prepaid tariffs), health care insurance receivables, instruments, Intellectual Property, investment property, letters of credit, letter of credit rights, payment intangibles, securities, security accounts and security entitlements now or hereafter owned, held or acquired.

(b) All present and hereafter acquired inventory and goods (including without limitation, all raw materials, work in process and finished goods) held, possessed, owned, held on consignment or held for sale, lease, return or to be furnished under contracts of services, in whole or in part, wherever located.

(c) All equipment (including motor vehicles, trailers, tractors and any equipment subject to any certificate of title) and fixtures of whatsoever kind and character now or hereafter possessed, held, acquired, leased or owned, together with all replacements, accessories, additions, substitutions and accessions to all of the foregoing, and all records relating in any way to the foregoing.

(d) The Collateral Account.

(e) The Property.

(f) All of books, records, data, plans, manuals, computer software, computer tapes, computer systems, computer disks, computer programs, source codes and object codes containing any information pertaining directly or indirectly to the Collateral and all rights to retrieve data and other information pertaining directly or indirectly to the Collateral from third parties.

The term “Collateral,” as used herein, shall also include (a) any other property or assets, real or personal, tangible or intangible, now existing or hereafter acquired, of Obligor that may at any time be or become subject to a security interest or Lien in favor of Lender as security for the Indebtedness; and (b) all SUPPORTING OBLIGATIONS, PRODUCTS and PROCEEDS of all of the foregoing (including without limitation, insurance payable by reason of loss or damage to the foregoing property) and any property, assets securities, guaranties or monies of Obligor which may at any time come into the possession of Lender. The designation of proceeds does not authorize Obligor to sell, transfer or otherwise convey any of the foregoing property except in the ordinary course of such Person’s business or as otherwise provided herein.

“Collateral Account” means any depository account or securities brokerage account pledged by White Claw or Meridian as Collateral for the Indebtedness (such pledge to be in form and content acceptable to Lender in its Permitted Discretion); including but without limitation (a) DEPOSIT ACCOUNT NO. 080030155945 having an initial balance of TWO MILLION, THREE HUNDRED THIRTY-FOUR THOUSAND, SEVEN HUNDRED FIFTY AND 00/100 DOLLARS ($2,334,750.00) with Lender in the name of White Claw, and (b) DEPOSIT ACCOUNT NO. 080030155958 with Lender in the name of Meridian having an initial balance of ONE MILLION EIGHT HUNDRED FORTY-ONE THOUSAND, TWO HUNDRED FIFTY AND 00/100 DOLLARS ($1,841,250.00).

“Compliance Certificate” means a certificate, substantially in the form of Exhibit A, prepared by and certified by a Responsible Officer.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

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B1BANK – MERIDIAN EQUIPMENT LEASING LLC

“Debt” means, of any Person as of any date of determination (without duplication): (a) all obligations of such Person for borrowed money; (b) all obligations of such Person evidenced by bonds, notes, debentures, or other similar instruments; (c) all obligations of such Person to pay the deferred purchase price of property, assets or services, except trade accounts payable of such Person arising in the ordinary course of business that are not past due by more than NINETY (90) days; (d) all capitalized lease obligations of such Person; (e) all debt or other obligations of others guaranteed by such Person; (f) all obligations secured by a Lien existing on property or assets owned by such Person, whether or not the obligations secured thereby have been assumed by such Person or are non-recourse to the credit of such Person; (g) any other obligation for borrowed money or other financial accommodations which in accordance with GAAP would be shown as a liability on the balance sheet of such Person; (h) any repurchase obligation or liability of a Person with respect to accounts, chattel paper or notes receivable sold by such Person; (i) any liability under a sale and leaseback transaction that is not a capitalized lease obligation; (j) any obligation under any so-called “synthetic leases;” (k) any obligation arising with respect to any other transaction that is the functional equivalent of borrowing but which does not constitute a liability on the balance sheets of a Person; (l) all payment and reimbursement obligations of such Person (whether contingent or otherwise) in respect of letters of credit, bankers’ acceptances, surety or other bonds and similar instruments; (m) all liabilities of such Person in respect of unfunded vested benefits under any “Plan” (within the meaning of Section 3(3) of ERISA); and (n) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any equity interests in such Person or any other Person, valued, in the case of redeemable preferred stock interests, at the greater of its voluntary or involuntary liquidation preference plus all accrued and unpaid dividends.

“Deed of Trust” means (a) the DEED OF TRUST, SECURITY AGREEMENT, ASSIGNMENT OF LEASES, ASSIGNMENT OF RENTS, AND FINANCING STATEMENT, or (b) such other security instrument or mortgage dated as of the Effective Date, executed by each Grantor party thereto for the benefit of Lender (as the same may be amended, modified or restated from time to time), covering the Property.

“Default” means any Event of Default or event which with notice and/or the passage of time would be an Event of Default.

“Dollars” and “$” mean lawful money of the United States of America.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

“Environmental Liabilities” means, as to any Person, all liabilities, obligations, responsibilities, remedial actions, losses, damages, punitive damages, consequential damages, treble damages, costs, expenses (including, without limitation, all reasonable fees, disbursements and expenses of counsel, expert and consulting fees and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand, by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, including any Environmental Law, permit, order or agreement with any Governmental Authority or other Person, arising from environmental, health or safety conditions or the release or threatened release of a Hazardous Material into the environment, resulting from the past, present or future operations of such Person or its Affiliates.

“Environmental Questionnaire” has the meaning set forth in Section 5(k).

“Environmental Risk Agreement” means an ENVIRONMENTAL RISK AGREEMENT, whether one or more, executed by any Obligor (as the same may be amended, restated or modified from time to time).

“Event of Default” has the meaning set forth in Section 11.

“Existing Credit Facility” shall mean certain Debt as set forth on Schedule II attached thereto.

“GAAP” means generally accepted accounting principles, applied on a consistent basis, as set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board and/or their respective successors and which are applicable in the circumstances as of the relevant date. Accounting principles are applied on a “consistent basis” when the accounting principles applied in a current period are comparable in all material respects to those accounting principles applied in the preceding period.

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“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Governmental Record Search” has the meaning set forth in Section 5(k).

“Grantor” means each Obligor executing a Deed of Trust in favor of Lender.

“Guarantor” means any Person (including, without limitation, J. Ballengee), whether one or more, who from time to time guarantees all or any part of the Indebtedness.

“Guaranty” means a GUARANTY AGREEMENT, whether one or more, executed by Guarantor (as the same may be amended, restated or modified from time to time).

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Indebtedness” means (a) all indebtedness, obligations and liabilities of Debtor to Lender now existing or hereafter arising under the Note, this Agreement, and any of the other Loan Documents; (b) all accrued but unpaid interest on any of the indebtedness described in (a) above; (c) all obligations of Obligor (other than Debtor) to Lender under the Loan Documents; (d) all costs and expenses incurred by Lender in connection with the collection and administration of all or any part of the indebtedness and obligations described in (a), (b) and (c) above or the protection or preservation of, or realization upon, the Collateral securing all or any part of such indebtedness and obligations, including without limitation all reasonable attorneys’ fees; and (e) all renewals, extensions, modifications and rearrangements of all or any part of the indebtedness and obligations described in (a), (b), (c) and (d) above.

“Indefeasibly Paid” means (a) with respect to the making of any payment on or in respect of any Indebtedness, that such payment of such Indebtedness has been paid in full in cash (or that such payment of such Indebtedness has been otherwise satisfied in a manner acceptable to Lender in it Permitted Discretion), and (b) that any and all commitments by Lender to make any loan or advance or extend any other credit that would, if made or extended, constitute Indebtedness have been irrevocably terminated.

“Intellectual Property” means the copyrights, copyright licenses, patents, patent licenses, trademarks and trademark licenses now owned or hereafter acquired by Obligor.

“Lender’s Counsel” is defined on the signature pages hereto.

“Lien” means any lien, mortgage, security interest, tax lien, pledge, charge, hypothecation, assignment, preference, priority, or other encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or title retention agreement), whether arising by contract, operation of law, or otherwise.

“Loan” means all Advances (whether one or more) under the Credit Facility as established pursuant to the Loan Documents from time to time.

“Loan Documents” means this Agreement, the Note, the Guaranty, the Deed of Trust, the Environmental Risk Agreement and the other agreements, instruments and documents evidencing, securing, governing, guaranteeing or pertaining to the Loan.

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“Material Adverse Effect” means any act, event, condition, or circumstance which would materially and adversely affect: (a) the operations, business, properties, liabilities (actual or contingent) or condition (financial or otherwise); (b) the ability of Obligor to perform its obligations under any Loan Document to which it is a party; or (c) the legality, validity, binding effect or enforceability against Obligor of any Loan Document to which it is a party.

“MSPLF” means the MAIN STREET PRIORITY LOAN FACILITY established by the Board of Governors of the Federal Reserve System.

“MSPLF Rules” means all rules, regulations and issuances by the Reserve Bank relating to the MSPLF, including the FAQs, issued or amended by the Reserve Bank as in effect on the Effective Date.

“Note” means, collectively, any promissory note evidencing all or part of the Indebtedness from time to time (as any such promissory note may be amended, modified or restated from time to time).

“Obligor” means (individually and collectively) Debtor, Guarantor, White Claw, Jorgan, Enterprises, Monroe, Wasson, Fuels, and any other Person who (a) guarantied or is obligated to pay or perform all or any portion of the Indebtedness, or (b) pledged any Collateral for the Indebtedness.

“Organizational Documents” means (a) in the case of a corporation, its articles or certificate of incorporation and bylaws; (b) in the case of a general partnership, its partnership agreement; (c) in the case of a limited partnership, its certificate of limited partnership and partnership agreement; (d) in the case of a trust, its trust agreement; (e) in the case of a joint venture, its joint venture agreement; (f) in the case of a limited liability company, its articles of organization or certificate of formation and limited liability company agreement, operating agreement or regulations; and (g) in the case of any other entity, its organizational and governance documents and agreements.

“Permitted Discretion” means, with respect to Lender, a determination made in the exercise of Lender’s commercially reasonable (from the perspective of a secured lender) business judgment.

“Permitted Encumbrances” means the following encumbrances: (a) Liens for taxes, assessments or governmental charges or levies not yet due and payable or Liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with GAAP; (b) Liens in respect of property of a Person imposed by law which were incurred in the ordinary course of business and which have not arisen to secure Debt for borrowed money, such as carriers’, materialmen’s, warehousemen’s and mechanics’ Liens, statutory and common law landlord’s Liens, and other similar Liens arising in the ordinary course of business, and which either (i) do not in the aggregate materially detract from the value of such property or materially impair the use thereof in the operation of the business of a Person, or (ii) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property subject to such Lien; (c) (i) Liens created by or pursuant to the Loan Documents, or (ii) Liens securing Debt to Lender which shall be pari passu with the Liens granted to Lender under the Loan Documents; (d) Liens in existence on the Effective Date which are listed, and the property subject thereto described, in Schedule I, without giving effect to any extensions or renewals thereof; (e) Liens arising from judgments, decrees, awards or attachments in circumstances not constituting an Event of Default; (f) Liens (i) incurred or deposits made in the ordinary course of business in connection with general insurance maintained by a Person, (ii) incurred or deposits made in the ordinary course of business of a Person in connection with workers’ compensation, unemployment insurance and social security, (iii) to secure the performance by any Person of tenders, statutory obligations (other than excise taxes), surety, stay, customs and appeal bonds, statutory bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money) to the extent incurred in the ordinary course of business, and (iv) to secure the performance by a Person of leases of real property, to the extent incurred or made in the ordinary course of business consistent with past practices; (g) licenses, sublicenses, leases or subleases granted to third Persons in the ordinary course of business not interfering in any material respect with the business of a Person; (h) easements, rights-of-way, restrictions, minor defects or irregularities in title, encroachments and other similar charges or encumbrances, in each case not securing Indebtedness and not interfering in any material respect with the ordinary conduct of the business of a Person; (i) Liens arising from precautionary UCC financing statements regarding operating leases;

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B1BANK – MERIDIAN EQUIPMENT LEASING LLC

(j) Liens created pursuant to or in connection with capital leases permitted pursuant to this Agreement, provided that (i) such Liens only serve to secure the payment of rent or Debt arising under such capital leases, and (ii) the Liens encumbering the assets leased or purported to be leased under such capital leases do not encumber any other assets of a Person; (k) (i) Liens, charges, encumbrances, security interests, and adverse claims whatsoever, if any, set forth on Schedule B to the mortgagee title insurance policy issued to Lender to the extent the same are valid and subsisting and affect the Property, (ii) as to any particular real property at any time, such easements, encroachments, covenants, rights of way, minor defects, irregularities or encumbrances on title which would not reasonably be expected to materially impair such real property for the purpose for which it is held by the mortgagor or grantor thereof, or the Lien or hypothec held by Lender, (iii) zoning and other municipal ordinances which are not violated in any material respect by the existing improvements and the present use made by the mortgagor or grantor thereof of the premises, (iv) general real estate taxes and assessments not yet delinquent, (v) any Lien that would be disclosed on a true, correct and complete survey of the real property that does not materially affect the use or enjoyment of the real property as it is currently being used, and (vi) such other similar items as Lender may consent to; and (l) Liens in assets arising pursuant to purchase money security interests securing Debt representing the purchase price of assets acquired after the Effective Date; provided that (i) any such Liens attach only to the assets so purchased, upgrades thereon and, if the asset so purchased is an upgrade, the original asset itself (and such other assets financed by the same financing source), (ii) the Debt secured by any such Lien does not exceed the purchase price of the property being purchased at the time of the incurrence of such Debt, and (iii) the Debt secured thereby is permitted to be incurred pursuant to this Agreement.

“Permitted Tax Distributions” means, with respect to any Person, any dividend or distribution to any holder of such Person’s stock or other equity interests to permit such holders to pay federal income taxes and all relevant state and local income taxes at a rate equal to the highest marginal applicable tax rate for the applicable tax year, however denominated (together with any interest, penalties, additions to tax, or additional amounts with respect thereto) imposed as a result of taxable income attributed to such holder as a partner of such Person under federal, state, and local income tax laws, determined on a basis that combines those liabilities arising out of the net effect of the income, gains, deductions, losses, and credits of such Person and attributable to it in proportion and to the extent in which such holders hold stock or other equity interests of such Person.

“Person” means any individual, corporation, limited liability company, trust (business or otherwise), association, company, partnership (general or limited), joint venture, Governmental Authority, or other entity, and shall include such Person’s heirs, administrators, personal representatives, executors, successors and assigns.

“Pledgor” means Monroe, Wasson and Fuels.

“Property” has the meaning set forth in the Deed of Trust.

“Reserve Bank” means, collectively, the FEDERAL RESERVE BANK OF BOSTON and/or the BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM.

“Responsible Officer” means the Person designated by any Person to act on behalf of such Person; provided that such designated Person may not designate any other Person to be a Responsible Officer. Any document delivered hereunder that is signed by a Responsible Officer of such Person shall be conclusively presumed to have been authorized by all necessary corporate, limited liability company, partnership and/or other action on the part of Person and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Person.

“SBA PPP Loan” means the loan incurred by the Debtor under 15 U.S.C. 636(a)(36) (as added to the Small Business Act by Section 1102 of the CARES Act).

“Small Business Act” means the Small Business Act (15 U.S. Code Chapter 14A – Aid to Small Business).

“SPV” means MS FACILITIES LLC, the special purpose entity established by the Reserve Bank to purchase participation interests in MSPLF loans from time to time as such entity may be substituted or replaced from time to time.

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B1BANK – MERIDIAN EQUIPMENT LEASING LLC

“Subsidiary” means any entity (a) of which at least a majority of the ownership, equity or voting interest is at the time directly or indirectly owned or controlled by a Person and/or its Subsidiaries, and (b) which is treated as a subsidiary in accordance with GAAP.

“UCC” means the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of Texas; provided, that to the extent that the UCC is used to define any term herein or in any Loan Document and such term is defined differently in different articles or divisions of the UCC, the definition of such term contained in Article 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Lender’s Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of Texas, the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

All words and phrases used herein shall have the meaning specified in the UCC except to the extent such meaning is inconsistent with this Agreement. All definitions contained in this Agreement are equally applicable to the singular and plural forms of the terms defined. The words “hereof,” “herein” and “hereunder” and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Any accounting term used in the Loan Documents shall have, unless otherwise specifically provided therein, the meaning customarily given such term in accordance with GAAP, and all financial computations thereunder shall be computed, unless otherwise specifically provided therein, in accordance with GAAP consistently applied; provided, that all financial covenants and calculations in the Loan Documents shall be made in accordance with GAAP as in effect on the Effective Date unless Debtor and Lender shall otherwise specifically agree in writing. That certain items or computations are explicitly modified by the phrase “in accordance with GAAP” shall in no way be construed to limit the foregoing.

2. Credit Facility.

(a) Term Loan. Subject to the terms and conditions set forth in this Agreement and the other Loan Documents, Lender hereby agrees to lend to Debtor in a single Advance the sum of TWELVE MILLION TWO HUNDRED SEVENTY-FIVE THOUSAND AND NO100 DOLLARS ($12,275,000.00) (the “Credit Facility”), which shall be due and payable on the EARLIER of: (i) the acceleration of the Indebtedness pursuant to the terms of the Loan Documents; (ii) NOVEMBER 12, 2025; or (iii) such earlier date as payment is required under the Note. Amounts borrowed under the Credit Facility may not be reborrowed.

(b) Use of Proceeds. The Advance under the Credit Facility shall be used by Debtor for (i) the repayment of certain existing Debt, and (ii) its general working capital purposes and for such other general corporate purposes as are consistent with all applicable law.

(c) Fees. Debtor agrees to pay to Lender (i) an origination fee (the “Origination Fee”) equal to ONE HUNDRED TWENTY-TWO THOUSAND SEVEN HUNDRED FIFTY-FIVE AND NO/100 DOLLARS ($122,755.00) for the establishment of the Credit Facility, and (ii) a transaction fee (the “Transaction Fee”) equal to ONE HUNDRED TWENTY-TWO THOUSAND SEVEN HUNDRED FIFTY-FIVE AND NO/100 DOLLARS ($122,755.00) in respect of the MSPLF. The Origination Fee and the Transaction Fee shall be due and payable on the date of the Advance and shall be deemed fully earned as of the Effective Date. The Origination Fee shall compensate Lender for its costs and expenses in the structuring of the Credit Facility and (to the maximum extent permitted by applicable law) shall not be deemed interest. The Transaction Fee shall compensate Lender for its fee payable to the SPV under the MSPLF.

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B1BANK – MERIDIAN EQUIPMENT LEASING LLC

3. Note, Rate and Computation of Interest. The Credit Facility established pursuant to the Loan Documents shall be evidenced by a Note duly executed by Debtor and payable to the order of Lender, in form and substance acceptable to Lender. Interest on the Note shall accrue at the rates set forth therein. The principal of and interest on the Note shall be due and payable in accordance with the terms and conditions set forth in such Note and in this Agreement. All payments under this Agreement and the other Loan Documents shall be made to Lender at Lender’s offices as set forth herein in Dollars and immediately available funds, without setoff, deduction or counterclaim, and free and clear of all taxes, at the time and in the manner provided in such Note. NOTWITHSTANDING ANY PROVISION SET FORTH IN THE NOTE OR ANY LOAN DOCUMENT IF, ON ANY DATE (SUCH DATE, A “TRIGGER DATE”) THE BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM OR A DESIGNEE THEREOF HAS, AFTER CONSULTATION WITH LENDER IN WRITING THAT DEBTOR HAS MATERIALLY BREACHED, MADE A MATERIAL MISREPRESENTATION WITH RESPECT TO OR OTHERWISE FAILED TO COMPLY WITH CERTIFICATIONS IN SECTION 2 (CARES ACT BORROWER ELIGIBILITY CERTIFICATIONS AND COVENANTS) OR SECTION 3 (FRA AND REGULATION A BORROWER ELIGIBILITY CERTIFICATIONS) OF THE BORROWER CERTIFICATIONS AND COVENANTS IN ANY MATERIAL RESPECT OR THAT ANY SUCH CERTIFICATION HAS FAILED TO BE TRUE AND CORRECT IN ANY MATERIAL RESPECT, THEN LENDER SHALL PROMPTLY SO NOTIFY DEBTOR AND DEBTOR SHALL, NO LATER THAN TWO (2) BUSINESS DAYS AFTER SUCH TRIGGER DATE, PREPAY THE LOAN IN FULL, ALONG WITH ANY ACCRUED AND UNPAID INTEREST THEREON.

4. Collateral.

(a) Grant of Security Interest. As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Indebtedness, (i) Debtor and White Claw hereby pledges to and grants Lender, a security interest in, all of such Person’s right, title and interest in the Collateral, (ii) Grantor hereby pledges to and grants Lender, a security interest in, all of such Person’s right, title and interest in the Property described in the Deed of Trust executed by such Person, and (iii) Pledgor hereby pledges to and grants Lender, a security interest in, all of such Person’s right, title and interest in all equipment (including motor vehicles, trailers, tractors and any equipment subject to any certificate of title) of whatsoever kind and character now or hereafter possessed, held, acquired, leased or owned, together with all proceeds, replacements, accessories, additions, substitutions and accessions to all of the foregoing, and all records relating in any way to the foregoing. If Obligor at any time holds or acquires a commercial tort claim relating to the Collateral pledged by such Person, such Person shall notify Lender in writing within FIVE (5) Business Days of such occurrence with the details thereof and grant to Lender a security interest therein or Lien thereon and in the proceeds thereof, in form and substance satisfactory to Lender. If the security interest granted hereby in any rights of any Person under any contract or other agreement included in the Collateral is expressly prohibited by such contract, then the security interest hereby granted therein nonetheless remains effective to the extent allowed by Article 9 of the UCC or other applicable law, but is otherwise limited by that prohibition. Obligor acknowledges and agrees that any Debt to Lender of Debtor and/or White Claw and Lien securing such Debt shall be pari passu with the Lien securing the Indebtedness.

(b) Obligor Remains Liable. Notwithstanding anything to the contrary contained herein, (i) Obligor shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of such Person’s duties and obligations thereunder to the same extent as if this Agreement had not been executed; (ii) the exercise by Lender of any of its rights hereunder shall not release such Person from any of its duties or obligations under the contracts and agreements included in the Collateral and (iii) Lender shall not have any obligation or liability under any of the contracts and agreements included in the Collateral by reason of this Agreement, nor shall Lender be obligated to perform any of the obligations or duties of such Person thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

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B1BANK – MERIDIAN EQUIPMENT LEASING LLC

(c) Additional Documents; Errors and Omissions. TO SECURE FULL AND COMPLETE PAYMENT AND PERFORMANCE OF THE INDEBTEDNESS, OBLIGOR SHALL EXECUTE AND DELIVER OR CAUSE TO BE EXECUTED AND DELIVERED ALL OF THE LOAN DOCUMENTS REQUIRED BY LENDER IN THE EXERCISE OF ITS PERMITTED DISCRETION TO CARRY OUT THE PROVISIONS AND PURPOSES OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND TO CREATE, PRESERVE, AND PERFECT THE LIENS OF LENDER IN THE COLLATERAL. IN THE EVENT ANY OF THE LOAN DOCUMENTS EVIDENCING OR SECURING THE INDEBTEDNESS MISREPRESENTS OR INACCURATELY REFLECTS THE CORRECT TERMS AND/OR PROVISIONS OF THE INDEBTEDNESS, OBLIGOR SHALL UPON REQUEST BY LENDER AND IN ORDER TO CORRECT SUCH MISTAKE, EXECUTE SUCH NEW DOCUMENTS OR INITIAL CORRECTED, ORIGINAL DOCUMENTS AS LENDER MAY DEEM NECESSARY IN ITS PERMITTED DISCRETION TO REMEDY SAID ERRORS OR MISTAKES. OBLIGOR SHALL EXECUTE SUCH OTHER DOCUMENTS AS LENDER SHALL DEEM NECESSARY IN ITS PERMITTED DISCRETION TO CORRECT ANY DEFECTS OR DEFICIENCIES IN THE LOAN DOCUMENTS. OBLIGOR’S FAILURE TO EXECUTE SUCH DOCUMENTS AS REQUESTED SHALL CONSTITUTE AN EVENT OF DEFAULT UNDER THIS AGREEMENT.

(d) Setoff. As further security for the Indebtedness, Debtor grants to Lender a FIRST (1st) Lien and contractual right of set-off in and to all money and property of Debtor now or at any time hereafter coming within the custody or control of Lender, including (without limitation) all deposit accounts, whether such deposit accounts have matured or not, and whether the exercise of such right of set- off results in loss of interest or other penalty under the terms of the deposit account agreement. It is further agreed that Lender shall have a FIRST (1st) Lien on all deposits and other sums at any time credited by or due from Lender to Debtor as security for the payment of the Indebtedness, and Lender, at its option after the occurrence of a Default may without notice and without any liability, hold all or any part of any such deposits or other sums until all amounts owing under the Loan Documents have been paid in full, and/or Lender may apply or set-off all or any part of any such deposits or other sums credited by or due from Lender to or against any sums due under the Loan Documents in any manner and in any order of preference which Lender, in its sole discretion, chooses. The rights and remedies of Lender hereunder are in addition to any other rights and remedies (including, without limitation, other rights of setoff) which Lender may have.

(e) Cross-Collateralization and Cross-Default. Obligor and Lender contemplate that Debtor and/or White Claw and Lender have engaged or may, from time to time, engage in various loan transactions and that from time to time other circumstances may arise, in which Debtor or White Claw becomes obligated to Lender, including transactions of a type that are very different from the transactions evidenced by the Loan Documents, including by notes, advances, overdrafts, bookkeeping entries, guaranty agreements, deeds of trust, or any other method or means (each a “Loan Obligation”). Unless otherwise expressly agreed in writing, Obligor and Lender agree that all such transactions will be secured by the Collateral, and that the Indebtedness arising under this Agreement and the other Loan Documents will be secured by any collateral granted in connection with such Loan Obligation (including, without limitation, any Loan Obligation owing by Debtor and/or White Claw to Lender) and the Liens securing the Indebtedness and the Loan Obligations shall be pari passu. Repayment of all Indebtedness and performance of all other obligations under this Agreement by Debtor and/or White Claw shall not terminate Lender’s security interests in the Collateral, unless Lender executes a written release. Unless otherwise agreed in writing, if any default occurs under any Loan Obligation, then Lender may declare an Event of Default hereunder and an Event of Default hereunder shall be a default under such Loan Obligation. Lender’s failure to exercise its right of cross-default shall not constitute a waiver by Lender of such right. OBLIGOR AGREES THAT THE PROVISIONS OF THIS SECTION ARE A MATERIAL INDUCEMENT TO LENDER’S AGREEMENT TO ENTER INTO THE TRANSACTIONS CONTEMPLATED BY THE LOAN DOCUMENTS AND LENDER WOULD NOT ENTER INTO SUCH TRANSACTIONS EXCEPT IN RELIANCE ON THE PROVISIONS SET FORTH HEREIN.

(f) Satisfaction of Indebtedness. Until the Indebtedness and any Loan Obligation has been Indefeasibly Paid and fully satisfied(other than contingent indemnification obligations to the extent no unsatisfied claim has been asserted) and the commitments of Lender under the Credit Facility have been terminated, Lender shall be entitled to retain the security interests in the Collateral granted under the Loan Documents and the ability to exercise all rights and remedies available to Lender under the Loan Documents and applicable laws. Notwithstanding anything contained herein to the contrary, Lender agrees to release Collateral upon payment of a sum equal to the advance rate assigned to such Collateral in connection with the Loan, or the pledge of additional collateral (such pledge to be in form and content satisfactory to Lender in its Permitted Discretion) having a value (which calculated in accordance with the advance rate utilized by Lender with respect to such Collateral will provide Lender with the coverage required in connection with the Loan).

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B1BANK – MERIDIAN EQUIPMENT LEASING LLC

5. Conditions Precedent. The obligation of Lender to make the Advance under the Credit Facility is subject to the condition precedent that Lender shall have received, or such condition shall be otherwise satisfied, to Lender’s satisfaction in the exercise of its Permitted Discretion:

(a) Closing Certificate. With respect to each Obligor that is not a natural person, a CLOSING CERTIFICATE executed by a Responsible Officer of Obligor which certifies: (i) the resolutions of such Person as adopted by such Person’s Authorizing Entity authorizing the execution, delivery, and performance of the Loan Documents that Obligor is a party to; (ii) certificates of the appropriate government officials of the state of organization of Obligor and any Authorizing Entity of Obligor, and any state any such Person is currently doing business as to the existence, qualification and good standing of such Person, dated no more than TEN (10) days prior to the Effective Date; (iii) the true and correct Organizational Documents of Obligor and (iv) the names of the Responsible Officer authorized to sign the Loan Documents that Obligor is a party to, together with specimen signatures of such Persons.

(b) Loan Documents. The Loan Documents executed by Obligor party thereto.

(c) Lien Search. The results of a UCC or other Lien search showing all financing statements and other documents or instruments on file against Obligor in such locations as Lender may request in its Permitted Discretion, dated no more than TEN (10) days prior to the Effective Date.

(d) Financing Statements, Mortgages, and other Security Filings. UCC financing statements, mortgages and liens on equipment covered by certificates of title shall have been filed with such filing offices as Lender may request.

(e) MSPLF Certifications. All Obligor certifications and other Loan Documents required by the MSPLF Rules.

(f) Commitment to Participate. A commitment letter from SPV that it will purchase a participation interest equal to NINETY-FIVE PERCENT (95.00%) of the aggregate principal amount of the Loan under the MSPLF (the “Participation Interest”).

(g) Opinion of Obligor’s Counsel. The opinion of Obligor’s counsel as to (i) the existence and due organization of Obligor (if not a natural Person) or the legal capacity of Obligor (if a natural Person); (ii) the due authorization and execution of the Loan Documents; (iii) the enforceability of the Loan Documents; (iv) the perfection of Lender’s security interest in the Collateral, (v) the Loan Document and the transaction contemplated thereby comply with the requirements for a Loan under the MSPLF, and (vi) such other matters as may be requested by Lender and its counsel in the exercise of Lender’s Permitted Discretion.

(h) Insurance Matters. Copies of insurance certificates describing all insurance policies as may be required by Lender, together with loss payee and lender endorsements in favor of Lender with respect to all insurance policies covering the Collateral.

(i) Fees and Expenses. Evidence that the costs and expenses of Lender (including reasonable attorneys’ fees) and all fees owing to Lender, shall have been paid in full by Debtor, including the fees required by the MSPLF.

(j) Real Property. (i) A binding commitment for title insurance policy in form and substance and from a title insurance company satisfactory to Lender, agreeing to issue a mortgagee policy of title insurance insuring the Lien of Lender on the Property, with such endorsements and affirmative coverage as Lender may request in its Permitted Discretion, (ii) evidence satisfactory to Lender that the Property is not located within a “special flood hazard area” as designated on maps prepared by the Federal Emergency Management Agency (FEMA) or within any “wetlands” area as designated and defined by The Federal Manual for Identifying and Delineating Jurisdictional Wetlands (or successor standard specified by Lender), and (iii) a survey of the Property reasonably acceptable to Lender.

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(k) Environmental Matters. (i) An Environmental Questionnaire, (ii) a Governmental Record Search, or (iii) a Phase I environmental report (jointly addressed to Grantor holding title to such Property and Lender or an appropriate reliance letter addressed to Lender) covering the Property (each of the forgoing being an “Environmental Report”), in form and content acceptable to Lender in its Permitted Discretion. Grantor agrees that Lender may disclose the contents of such environmental report to Governmental Authorities and Obligor shall deliver to Lender the written consent to such disclosure from the respective environmental consultant (if any).

(l) Appraisal. If so requested by Lender, an appraisal covering the Property addressed to Lender, in form and content acceptable to Lender, in its Permitted Discretion, and conducted and prepared by an appraiser acceptable to Lender. The appraisal shall comply with all appraisal requirements of Lender and any Governmental Authority and shall reflect a fair value for the Property equal to or in excess of that specified by Lender as a condition to making credit and other financial accommodations available pursuant to this Agreement.

(m) Other Matters. Such other documents and agreements as may be required by Lender in its Permitted Discretion.

FOR THE AVOIDANCE OF DOUBT, OBLIGOR AND LENDER INTEND TO EXECUTE THE LOAN DOCUMENTS PRIOR TO FUNDING THE LOAN. AFTER EXECUTION OF THE LOAN DOCUMENTS, LENDER WILL SUBMIT THE EXECUTED LOAN DOCUMENTS TO THE RESERVE BANK AND SPV TO OBTAIN THE SPV’S BINDING COMMITMENT TO PURCHASE A PARTICIPATION INTEREST AS HEREAFTER DESCRIBED. THEREFORE, NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, THE PARTIES ACKNOWLEDGE AND AGREE THAT, IN ADDITION TO ALL OF THE OTHER CONDITIONS PRECEDENT TO THE MAKING OF THE LOAN, LENDER SHALL HAVE NO OBLIGATION TO FUND THE LOAN UNLESS AND UNTIL LENDER SHALL HAVE RECEIVED THE COMMITMENT LETTER DESCRIBED IN SECTION 5(f) ABOVE.

6. Representations and Warranties. Obligor hereby represents and warrants to Lender (with respect to such Obligor) as follows:

(a) Existence; Location. Obligor (if not a natural person) (i) is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization; (ii) has all requisite power and authority to own its assets and carry on its business as now being or as proposed to be conducted; and (iii) is qualified to do business in all jurisdictions in which the nature of its business makes such qualification necessary and where failure to so qualify would have a Material Adverse Effect. Obligor has the power and authority to execute, deliver, and perform its obligations under the Loan Documents to which it is or may become a party. Obligor’s exact legal name, jurisdiction of organization, type of entity, and the location of its principal place of business, or chief executive office (or principal residence if Obligor is a natural person) and of the books and records relating to Obligor are disclosed as set forth in this Agreement. Obligor has no places of business except those disclosed in writing to Lender. Obligor has not changed its name, jurisdiction of organization, principal place of business, or chief executive office (or principal residence if Obligor is a natural person) or its corporate structure in any way (e.g., by merger, consolidation, change in corporate form or otherwise) within the past FIVE (5) years except as set forth in the business organization records of their respective states of organization, or disclosed to Lender in writing prior to the date hereof. Obligor’s exact legal name is set forth in the introductory paragraph hereto.

(b) Binding Obligations. The execution, delivery, and performance of the Loan Documents by Obligor has been duly authorized by all necessary action by Obligor, and constitute legal, valid and binding obligations of Obligor, enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors’ rights and except to the extent specific remedies may generally be limited by equitable principles.

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B1BANK – MERIDIAN EQUIPMENT LEASING LLC

(c) No Consent. The execution, delivery and performance of the Loan Documents, and the consummation of the transactions contemplated thereby, do not (i) conflict with, result in a violation of, or constitute a default under (1) any provision of the Organizational Documents (if any) or other instrument binding upon Obligor, (2) any law, governmental regulation, court decree or order applicable to Obligor, or (3) any contractual obligation, agreement, judgment, license, order or permit applicable to or binding upon Obligor, (ii) require the consent, approval or authorization of any third party which consent, approval or authorization has not been obtained by Obligor and disclosed in writing to Lender, or (iii) result in or require the creation of any Lien, charge or encumbrance upon any property or asset of Obligor except as may be expressly contemplated in the Loan Documents. No consent is required for the exercise by Lender of the rights provided for in the Loan Documents or the remedies in respect of the Collateral pursuant to the Loan Documents (except as may be required in connection with the disposition of certain Collateral by applicable law, regulation or judicial decision).

(d) Financial Condition. Each financial statement of Debtor supplied to Lender truly discloses and fairly presents such Person’s financial condition as of the date of each such statement. There has been no material adverse change in such financial condition or results of operations of Debtor subsequent to the date of the most recent financial statement supplied to Lender. All projections delivered by Debtor to Lender have been prepared in good faith, with care and diligence and use assumptions that are reasonable under the circumstances at the time such projections were prepared and delivered to Lender and all such assumptions are disclosed in the projections.

(e) Operation of Business. Debtor possesses all contracts, licenses, permits, franchises, or rights thereto, necessary to conduct its businesses substantially as now conducted and as presently proposed to be conducted, and Debtor is not in violation of any valid rights of others with respect to any of the foregoing, except any violations that would not reasonably be expected to have a Material Adverse Effect.

(f) Litigation and Judgments. There is no action, suit, investigation, or proceeding before or by any Governmental Authority or arbitrator pending, or to the knowledge of Debtor, threatened against or affecting Debtor that would, if adversely determined, have a Material Adverse Effect. There are no outstanding judgments against Obligor.

(g) Debt. Debtor has no Debt other than the Permitted Debt.

(h) Disclosure. No statement, information, report, representation, or warranty made by Obligor in the Loan Documents or furnished to Lender in connection with the Loan Documents or any of the transactions contemplated hereby contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading. There is no fact known to Debtor which would reasonably be expected to have a Material Adverse Effect that has not been disclosed in writing to Lender. The information included in the Beneficial Ownership Certification is true and correct in all respects.

(i) Agreements. Debtor is not a party to any indenture, loan, or credit agreement, or to any lease or other agreement or instrument, or subject to any charter or corporate or other organizational restriction which would reasonably be expected to have a Material Adverse Effect. Debtor is not in default in any material respect in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any agreement or instrument material to its business.

(j) Compliance with Laws. Debtor is not in violation of any law, rule, regulation, order, or decree of any Governmental Authority or arbitrator, the violation of which would reasonably be expected to have a Material Adverse Effect.

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B1BANK – MERIDIAN EQUIPMENT LEASING LLC

(k) Taxes; Governmental Charges. Obligor has filed all federal, state and local tax reports and returns required by any law or regulation to be filed by it and has either duly paid all taxes, duties and charges indicated due on the basis of such returns and reports, or made adequate provision for the payment thereof, and the assessment of any material amount of additional taxes in excess of those paid and reported is not reasonably expected. Obligor has no knowledge of any pending investigation of such Person by any taxing authority or any pending but unassessed tax liability.

(l) Use of Proceeds; Margin Securities. Debtor is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of regulations of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock.

(m) Solvency. On the Effective Date and after giving effect to the Advance, Debtor will be solvent.

(n) ERISA. Debtor is in compliance in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations and published interpretations thereunder (“ERISA”). Neither a reportable event nor a prohibited transaction has occurred and is continuing with respect to any plan. No notice of intent to terminate a plan has been filed, nor has any plan been terminated. No circumstances exist which constitute grounds entitling the Pension Benefit Guaranty Corporation or any entity succeeding to all or any of its functions under ERISA (the “PBGC”) to institute proceedings to terminate, or appoint a trustee to administer, a plan, nor has the PBGC instituted any such proceedings. Neither Debtor nor any ERISA Affiliate (as defined below) has completely or partially withdrawn from a multiemployer plan. Debtor and each ERISA Affiliate have met their minimum funding requirements under ERISA with respect to all of their plans, and the present value of all vested benefits under each plan do not exceed the fair market value of all plan assets allocable to such benefits, as determined on the most recent valuation date of the plan and in accordance with ERISA. Neither Debtor nor any ERISA Affiliate has incurred any liability to the PBGC under ERISA. “ERISA Affiliate” means each trade or business (whether or not incorporated) which together with Debtor would be deemed to be a “single employer” within the meaning of section 4001(b)(1) of ERISA or subsections (b), (c), (m) or (o) of section 414 of the Internal Revenue Code of 1986.

(o) Regulated Entities. Debtor is not (i) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940 or (ii) subject to regulation under the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other federal or state statute, rule or regulation limiting its ability to incur Debt, pledge its assets or perform its obligations under the Loan Documents.

(p) Customer Identification – USA Patriot Act Notice; OFAC. Lender hereby notifies Debtor that pursuant to the requirements of the Patriot Act and Lender’s policies and practices, Lender is required to obtain, verify and record certain information and documentation that identifies Debtor, which information includes the name and address of Debtor and such other information that will allow Lender to identify Debtor in accordance with the Patriot Act. Debtor represents and covenants that it is not and will not become a Person (individually, a “Prohibited Person”) listed on the OFAC List or otherwise subject to any other prohibitions or restriction imposed by any laws, rules or regulations administered by OFAC (collectively the “OFAC Rules”). Debtor represents and covenants that it also (i) is not and will not become owned or controlled by a Prohibited Person, (ii) is not acting and will not act for or on behalf of a Prohibited Person, (iii) is not otherwise associated with and will not become associated with a Prohibited Person, (iv) is not providing and will not provide any material, financial or technological support for or financial or other service to or in support of acts of terrorism for a Prohibited Person. Debtor will not permit the transfer of any interest in Debtor to a Prohibited Person. Debtor shall notify Lender if Debtor has knowledge that Debtor or any member or beneficial owner of Debtor is or becomes a Prohibited Person or is indicted on or arraigned and held over on charges involving money laundering or predicate crimes to money laundering. Debtor covenants to promptly notify Lender of any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of Debtor’s beneficial owners identified therein. Debtor will not enter into any transaction or undertake any activities related to the Loan in violation of any anti-money laundering laws (the “Anti-Money Laundering Laws”). Debtor shall (i) not use or permit the use of any proceeds of the Loan in any way that will violate either the OFAC Rules or Anti-Money Laundering Laws, (ii) comply and cause all of its subsidiaries to comply with applicable OFAC Rules and Anti-Money Laundering Laws, (iii) provide information as Lender may require from time to time to permit Lender to satisfy its obligations under the OFAC Rules and/or the Anti- Money Laundering Laws, and (iv) not engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the foregoing. Debtor shall immediately notify Lender after Debtor obtains actual knowledge that Debtor is a Prohibited Person or (i) is convicted of, (ii) pleads nolo contendere to, (iii) is indicted on, or (iv) is arraigned and held over on charges involving money laundering or predicate crimes to money laundering.

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(q) Environmental Matters. Except for matters disclosed in writing to Lender:

(i) Notice of Non-Compliance. Grantor granting a Lien in the Property and the Property are in full compliance with all Environmental Laws, except where non-compliance would not reasonably be expected to have a Material Adverse Effect. Grantor granting a Lien in the Property is not aware of, nor has such Person received notice of, any past, present, or future conditions, events, activities, practices, or incidents which may interfere with or prevent the compliance or continued compliance of such Person with all Environmental Laws except where non-compliance would be reasonably expected to have a Material Adverse Effect;

(ii) Permits. Grantor granting a Lien in the Property and/or any tenant with respect to the Property has obtained all permits, licenses, and authorizations that are required under applicable Environmental Laws, and all such permits are in good standing and such Person is in compliance with all of the terms and conditions of such permits, except where non-compliance would not reasonably be expected to have a Material Adverse Effect;

(iii) Hazardous Materials. No Hazardous Materials exist on, about, or within or have been used, generated, stored, transported, disposed of on, or released by Grantor granting a Lien in the Property or any tenant from the Property, except to the extent in compliance with Environmental Laws or where such action would not reasonably be expected to have a Material Adverse Effect. The use which Grantor granting a Lien in the Property or any tenant makes and intends to make of the Property will not result in the use, generation, storage, transportation, accumulation, disposal, or release of any Hazardous Material on, in, or from any of its properties or assets, except to the extent in compliance with Environmental Laws or where such action would not reasonably be expected to have a Material Adverse Effect;

(iv) No Pending or Threatened Actions. To the knowledge of Grantor, granting a Lien in the Property, neither such Person or the Property is subject to any outstanding or threatened order from or agreement with any Governmental Authority or other Person or subject to any judicial or docketed administrative proceeding with respect to failure to comply with Environmental Laws; and

(v) No Conditions. There are no conditions or circumstances associated with the Property or operations conducted thereon that would reasonably be expected to give rise to any Environmental Liabilities of Grantor granting a Lien in the Property.

(r) Representations and Warranties Relating to the Collateral.

(i) Information. All information supplied by Obligor to Lender with respect to the Collateral is true, correct, and complete in all material respects.

(ii) Security Interest. Obligor has and will have at all times (1) good and valid rights in and title to the Collateral with respect to which Obligor has purported to grant a security interest hereunder, (2) full right, power and authority to grant a security interest in the Collateral to Lender in the manner provided herein, free and clear of any Lien, security interest or other charge or encumbrance other than for the Permitted Encumbrances. The Loan Documents create a legal, valid and binding security interest in favor of Lender in all now owned and hereafter acquired Collateral securing the Indebtedness.

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(iii) No Financing Statements, Mortgages or Control Agreements. Other than the financing statements, mortgages and control agreements with respect to this Agreement, there are no other financing statements, mortgages or control agreements covering any Collateral, other than those evidencing Permitted Encumbrances.

The foregoing representations and warranties will be true and correct in all respects with respect to any additional Collateral or additional specific descriptions of certain Collateral delivered to Lender in the future by Obligor. The failure of any of these representations or warranties or any description of Collateral therein to be accurate or complete shall not impair the security interest in any such Collateral.

(s) MSPLF. Debtor is an “Eligible Borrower” as defined by the MSPLF Rules and has executed the Borrower Certifications and Covenants required by the MSPLF Rules. Such Borrower Certifications and Covenants are true and correct in all material respects and are incorporated herein by reference.

7. Covenants. Until all Indebtedness is Indefeasibly Paid or performed, and Lender has no further commitment to lend under the Credit Facility, Obligor (as to such Obligor) agrees and covenants as follows:

(a) Compliance. OBLIGOR SHALL COMPLY WITH, PERFORM, AND BE BOUND BY ALL COVENANTS AND AGREEMENTS IN THE LOAN DOCUMENTS THAT ARE APPLICABLE TO OBLIGOR, ITS ASSETS, OR ITS OPERATIONS, EACH OF WHICH IS HEREBY RATIFIED AND CONFIRMED INCLUDING THE INDEMNIFICATION AND RELATED PROVISIONS OF ANY LOAN DOCUMENT.

(b) Maintenance of Existence; Conduct of Business. Each Obligor that is not a natural person shall preserve and maintain its existence and all of its leases, privileges, licenses, permits, franchises, qualifications, and rights that are necessary or desirable in the ordinary conduct of its business. Obligor shall conduct its business in accordance with existing business practices.

(c) Maintenance of Properties. Each Obligor that is not a natural Person shall maintain, keep, and preserve all of its properties and assets (tangible and intangible) material to the proper conduct of its business in good working order and condition.

(d) Taxes and Claims. Obligor shall pay or discharge at or before maturity or before becoming delinquent (i) all taxes, levies, assessments, and governmental charges imposed on it or its income or profits or any of its property or assets, and (ii) all lawful claims for labor, material, and supplies, which, if unpaid, might become a Lien upon any of its property or assets; provided, however, that such Person shall not be required to pay or discharge any tax, levy, assessment, or governmental charge which is being contested in good faith by appropriate proceedings diligently pursued, and for which adequate reserves in accordance with GAAP have been established.

(e) Ownership and Liens; Impairment of Collateral. Obligor will maintain good and indefeasible title to the Collateral free and clear of all Liens, security interests, encumbrances or adverse claims, except for Permitted Encumbrances. Debtor will not, nor will it permit any subsidiary to, create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, securing any Debt for borrowed money or any obligations evidenced by a bond, debenture, note, loan agreement or other similar instrument, or any guarantee of the foregoing, other than the following:

(i) Liens securing the Indebtedness;

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(ii) Liens on real property in connection with loans with respect to which substantially all of the proceeds were used for acquisition, construction, fit-out, and/or renovation of the property;

(iii) Junior Liens securing Permitted Debt; or

(iv) Liens on receivables assets and related assets incurred in connection with a receivables facility, provided that such Debt is secured only by the newly acquired property.

Obligor will cause any financing statement or other security instrument with respect to the Collateral to be terminated, except for Permitted Encumbrances. Obligor will defend at its expense Lender’s right, title and security interest in and to the Collateral against the claims of any third party. Obligor will not take any action that would in any manner impair the enforceability of Lender’s security interest in any Collateral. Obligor will not adjust, settle, compromise, amend or modify any Collateral, except an adjustment, settlement, compromise, amendment or modification in good faith and in the ordinary course of business; provided, however, this exception shall terminate following written notice from Lender upon the occurrence and during the continuation of an Event of Default. IN NO EVENT SHALL THE LOAN PAYMENTS OR LIENS IN FAVOR OF LENDER BE SUBORDINATED IN TERMS OF PRIORITY TO ANY OTHER LIENS, SECURITY INTERESTS OR ENCUMBRANCES OR DEBTS IN ANY MANNER THAT WOULD BE IN BREACH OF THE MSPLF RULES.

(f) Inspection Rights. At any reasonable time and from time to time, during the regular business hours of Obligor, Obligor shall permit representatives of Lender: (i) to examine, inspect, review, evaluate and make physical verifications and appraisals of the Collateral in any manner and through any medium that Lender considers advisable; (ii) to examine, copy, and make extracts from its books and records; and (iii) to discuss Obligor’s business, operations, and financial condition with its officers, employees, and independent certified public accountants, in each instance, at Debtor’s expense.

(g) Keeping Books and Records. Debtor shall maintain proper books of record and account in which full, true, and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities.

(h) Compliance with Laws. Debtor shall comply in all material respects with all applicable laws, rules, regulations, orders, and decrees of any Governmental Authority or arbitrator, where the failure to comply would reasonably be expected to have a Material Adverse Effect.

(i) Compliance with Agreements. Debtor shall comply in all material respects with all agreements, contracts, and instruments binding on it or affecting its properties or business, where the failure to comply would reasonably be expected to have a Material Adverse Effect.

(j) ERISA. Debtor shall, and shall cause each of its Subsidiaries to, comply with all minimum funding requirements, and all other material requirements, of ERISA, if applicable, so as not to give rise to any liability thereunder.

(k) Depository Relationship. Debtor shall use Lender as its principal depository bank for the maintenance of business, cash management, operating and administrative deposit accounts.

(l) Debt. Debtor shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, incur, create, assume, or permit to exist any Debt, except (the “Permitted Debt”):

(i) Debt to Lender or any Affiliate of Lender;

(ii) Purchase money indebtedness and capitalized lease obligations or other Debt incurred in the ordinary course of business provided that such obligations are unsecured or secured by a Permitted Encumbrance only in the item acquired;

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(iii) Debt which is (1) subordinated to Lender on terms and conditions acceptable to Lender in its sole discretion as set forth on Schedule II (the “Subordinated Debt”), or (2) if not subordinated to Lender, which is otherwise set forth on Schedule II;

(iv) The refinancing of any existing Debt within NINETY (90) days of the date of the maturity of such existing Debt;

(v) Trade payables incurred in the ordinary course of business; and

(vi) Debt arising under the Existing Credit Facility as set forth on Schedule II hereto; provided that Debtor shall pay such Debt in full upon receipt of the Advance sufficient to satisfy its obligations the Existing Credit Facility.

(m) Other Changes. DEBTOR WILL NOT, WITHOUT THE PRIOR WRITTEN CONSENT OF LENDER, (i) CREATE, INCUR OR ASSUME INDEBTEDNESS FOR BORROWED MONEY, INCLUDING CAPITAL LEASES, OTHER THAN INDEBTEDNESS EXPRESSLY PERMITTED BY THE LOAN DOCUMENTS, (ii) SELL, TRANSFER, MORTGAGE, ASSIGN, PLEDGE, LEASE (OTHER THAN IN THE ORDINARY COURSE OF BUSINESS), GRANT A SECURITY INTEREST IN OR ENCUMBER ANY OF DEBTOR’S ASSETS (EXCEPT AS EXPRESSLY PERMITTED BY THE LOAN DOCUMENTS), OR (iii) SELL ANY OF DEBTOR’S ACCOUNTS, EXCEPT TO LENDER.

(n) Restricted Payments. Debtor shall not directly or indirectly, declare or pay any dividends or make any other payment or distribution (in cash, property, or obligations) on account of its equity interests, or redeem, purchase, retire, call, or otherwise acquire any of its equity interests, or permit any of its Subsidiaries to purchase or otherwise acquire any equity interest of Debtor or another Subsidiary of Debtor, or set apart any money for a sinking or other analogous fund for any dividend or other distribution on its equity interests or for any redemption, purchase, retirement, or other acquisition of any of its equity interests, or incur any obligation (contingent or otherwise) to do any of the foregoing. Notwithstanding the foregoing, and only for so long as Debtor is treated as an S corporation or partnership for federal income tax purposes, Debtor may make Permitted Tax Distributions on an annual basis.

(o) Fundamental Change. Obligor (if not a natural Person) will not (i) make any material change in the nature of its business as carried on as of the Effective Date, (ii) amend or permit the amendment of any of its Organizational Documents, (iii) liquidate, merge or consolidate with or into any other Person, (iv) make a change in organizational structure or the jurisdiction in which it is organized, or (v) permit ANY change in the legal name or the state of organization. Each Obligor that is not a natural Person shall execute and deliver all such additional documents and perform all additional acts as Lender, in its sole discretion, may request in order to continue or maintain the existence and priority of its security interest in all of the Collateral.

(p) Loans. Debtor will not make loans or guarantee any obligation of any other Person or entity other than (i) loans or advances to employees of Debtor not to exceed FIVE THOUSAND AND NO/100 DOLLARS ($5,000.00) in the aggregate outstanding at any time, including such loans and advances outstanding on the Effective Date, (ii) accounts receivable for sales of inventory and other products and services provided by Debtor to its respective customers in the ordinary course of business of Debtor, and (iii) commercial loans, advances and/or indebtedness to third parties outstanding on the Effective Date.

(q) Transactions with Affiliates. No Obligor will enter into any transaction, including, without limitation, the purchase, sale or exchange of property or the rendering of any service, with any Affiliate of such Person, except in the ordinary course of business and pursuant to the reasonable requirements of such Person’s business (upon prior written notice to Lender) and upon fair and reasonable terms no less favorable to Debtor than would be obtained in a comparable arm’s-length transaction with a Person or entity not an Affiliate of such Obligor.

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(r) Waivers and Consents Relating to Real Property Interests. Upon the request of Lender, Debtor, White Claw, and Pledgor shall cause each mortgagee of real property owned by such Person and each landlord of real property leased by such Person to execute and deliver agreements satisfactory in form and substance to Lender by which such mortgagee or landlord (i) waives or subordinates any rights it may have in the Collateral, or (ii) consents to the mortgage or other encumbrance of such Person’s interest in such real property.

(s) Change in Control. Debtor shall not permit any change in Control of Debtor.

(t) Disposition of Assets. No Obligor shall, directly or indirectly, sell, lease, assign, transfer, or otherwise dispose of any of its assets, except (i) dispositions of inventory in the ordinary course of business by such Person or (ii) dispositions, for fair value, of worn-out and obsolete equipment not necessary or useful to the conduct of business.

(u) Environmental Protection. Obligor shall not conduct any activity or use any of its properties or assets in any manner that is likely to violate any Environmental Law or create any Environmental Liabilities for which Obligor would be responsible.

(v) Prepayment of Debt. Debtor shall not, directly or indirectly, make any optional or voluntary payment, prepayment, repurchase or redemption of any Debt for borrowed money, except the Indebtedness (unless otherwise done in accordance with the normal course of business usage).

(w) Accounting. Debtor shall not change its fiscal year or make any change (i) in accounting treatment or reporting practices, except as required by GAAP and disclosed to Lender, or (ii) in tax reporting treatment, except as required by law and disclosed to Lender.

(x) Insurance. Obligor will maintain insurance, including but not limited to, fire insurance, comprehensive property damage, public liability, worker’s compensation, business interruption and other insurance deemed necessary by Lender in the exercise of its Permitted Discretion. Obligor will, at its own expense, maintain insurance with respect to all Collateral in such amounts, against such risks, in such form and with such insurers, as shall be satisfactory to Lender from time to time. Each policy of insurance maintained by Obligor shall (i) name such Person and Lender as insured parties thereunder (without any representation or warranty by or obligation upon Lender) as their interests may appear, (ii) contain the agreement by the insurer that any loss thereunder shall be payable to Lender notwithstanding any action, inaction or breach of representation or warranty by Obligor, and (iii) provide prior written notice of cancellation or of lapse shall be given to Lender by the insurer in accordance with the insurer’s commercial practices as adopted from time to time. Obligor will deliver to Lender original or duplicate policies of such insurance. Obligor will also, at the request of Lender, duly execute and deliver instruments of assignment of such insurance policies and cause the respective insurers to acknowledge notice of such assignment. All insurance payments in respect of loss of or damage to any Collateral shall be paid to Lender and applied by Lender in accordance with the Loan Documents, provided, however, that so long as no Default exists, Obligor may use such insurance payments for the repair or replacement of such lost or damaged property.

(y) Notices of Material Events. Debtor will furnish to Lender prompt written notice of the following:

(i) the occurrence of any Default;

(ii) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against Obligor that, if adversely determined, would reasonably be expected to result in a Material Adverse Effect; and

(iii) any and all material adverse changes in Obligor financial condition and all claims made against Obligor that would materially affect the financial condition of Obligor.

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Each notice delivered under this Section shall be accompanied by a statement of a Responsible Officer of Debtor setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

(z) Accounts and General Intangibles. Debtor and White Claw will, except as otherwise provided herein, collect, at such Person own expense, all amounts due or to become due under each of the accounts and general intangibles. In connection with such collections, Debtor and White Claw may and, at Lender’s direction, will take such action not otherwise forbidden herein as such Person or Lender may deem reasonably necessary or advisable to enforce collection or performance of each of the accounts and general intangibles. Debtor and White Claw will also duly perform and cause to be performed all of its material obligations with respect to the goods or services, the sale or lease or rendition of which gave rise or will give rise to each account and all of its obligations to be performed under or with respect to the general intangibles. Debtor and White Claw also covenant and agree to take any action and/or execute any documents that Lender may reasonably request in order to comply with law relating to the assignment of the accounts.

(aa) Certificates of Title. With respect to any item of equipment which is covered by a certificate of title and indication of a security interest on such certificate is required as a condition of perfection, Debtor, Meridian and/or Pledgor shall cause Lender’s security interest to be properly indicated thereon.

8. Financial Covenants. Until all Indebtedness is Indefeasibly Paid or satisfied, Guarantor agrees and covenants that it will, unless Lender shall otherwise consent in writing:

(a) Liquidity Maintenance. Guarantor shall, at all times, maintain, free and clear of all Liens, non-exempt Liquid Assets (defined below) held in Guarantor’s name having a Margin Value (as defined below) of not less than TWO MILLION FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($2,500,000.00).

(b) Defined Terms. Terms used in this Section and the Agreement shall have the following meanings:

“Acceptable Bank” means Lender or any United States bank having capital, surplus, and undivided profits aggregating at least TWENTY-MILLION AND 00/100 DOLLARS ($20,000,000.00).

“Cash” and “Cash Equivalents” means cash, currency, or a credit balance in a Deposit Account.

“Deposit Account” means a demand, time, savings, passbook, or like account with an Acceptable Bank.

“Eligible Bonds” means corporate and municipal debt instruments and corporate preferred stock that are (i) rated at least AA or the equivalent thereof by Standard & Poor’s Rating Group, a division of McGraw Hill, Inc., a New York corporation, or at least AA or the equivalent thereof by Moody’s Investors Service, Inc., (ii) regularly traded on a Public Market, and (iii) not subject to any federal or state securities laws or other laws which restrict or limit their sale or transfer.

“Eligible Government Securities” means obligations that are (i) issued or guaranteed by the United States of America or any instrumentality thereof, (ii) regularly traded on a Public Market, and (iii) not subject to any federal or state securities laws or other laws which restrict or limit their sale or transfer.

“Eligible Securities” means common stock equity securities and commodities (including gold) that are (i) regularly traded on a Public Market and (ii) not subject to any federal or state securities laws or other laws which restrict or limit their sale or transfer.

“Liquid Assets” means, on any date of determination, the sum of Guarantor’s (i) Cash, (ii) Cash Equivalents, (iii) Eligible Bonds, (iv) Eligible Government Securities, (v) Eligible Securities, or (vi) other marketable securities that have first been approved in writing by Lender; provided that in all events, Lender, in its Permitted Discretion, reserves the right to not accept any such asset as an eligible Liquid Asset.

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“Liquid Assets Report” means a certificate in the form of Exhibit C attached hereto prepared by Guarantor setting forth a calculation of the Margin Value of the Liquid Assets, together with a description and valuation of each item included in the Liquid Assets, which description shall include the exchange on which the underlying Liquid Asset is traded, the current trading price, the rating of such item, the total value of each component of Liquid Assets, the discounted value (using the percentages applicable in the definition of Margin Value), and the total Margin Value of all Liquid Assets.

“Margin Value” means with respect to Liquid Assets, (a) ONE HUNDRED PERCENT (100.00%) of the amount of any Cash or Cash Equivalents, (b) NINETY PERCENT (90.00%) of the amount of Eligible Government Securities having a maturity date of more than ONE (1) year from the date of issuance, (c) NINETY-FIVE PERCENT (95.00%) of the amount of Eligible Government Securities having a maturity date equal to or less than ONE (1) year from the date of issuance, and (d) EIGHTY PERCENT (80.00%) of the amount of Eligible Bonds and Eligible Securities.

“Public Market” means a nationally recognized United States public exchange or market acceptable to Lender on which securities, debt instruments, commodities, and/or mutual funds are regularly traded.

“Value” shall mean (i) with respect to Cash, the amount of such Cash, (ii) with respect to the market value of Eligible Securities on any date of determination, the value of such Eligible Securities, Eligible Bonds, and Eligible Government Securities as quoted on such date by the applicable Public Market, with such changes as Lender may make in its commercially reasonable discretion; provided that if Guarantor owns more than NINE PERCENT (9.00%) of any Eligible Security or is otherwise an affiliate (as defined in Rule 144(a)(1) of the Securities Act of 1933, as amended) of the issuer of such Eligible Security, then the Value of all such Eligible Security shall be zero, and (iii) with respect to all other assets or property of Guarantor, the fair market value of such assets or property in Dollars as determined by Lender in its Permitted Discretion.

A breach of a financial covenant contained in this Section shall be deemed to have occurred as of any date of determination thereof by Lender or as of the last day of any specified measuring period, regardless of when the financial statements or any certificate reflecting such breach are delivered to Lender. Guarantor shall provide Lender such calculations and certificates as Lender shall require in its Permitted Discretion in calculating compliance with the financial covenants set forth herein.

9. Reporting Requirements. Until all Indebtedness is indefeasibly paid and satisfied, and Lender has no further commitment to lend under the Credit Facility, Debtor agrees and covenants that it will furnish or cause to be furnished the following:

(a) Interim Financial Statements. As soon as available, and in any event within FIFTEEN (15) days after the end of each fiscal quarter, financial statements on an accrual basis to include a balance sheet, income statement and cash flow statement of Debtor, as of the end of such fiscal quarter, all in form and in detail satisfactory to Lender in its Permitted Discretion and duly certified (subject to year-end review adjustments) by a Responsible Officer (i) as being true and correct in all material aspects to the best of such officer’s knowledge (subject to year-end adjustments), and (ii) as having been prepared in accordance with GAAP.

(b) Annual Financial Statements. As soon as available and in any event within ONE HUNDRED TWENTY (120) days after the end of each fiscal year, financial statements on an accrual basis to include a balance sheet, income statement and cash flow statement of Debtor, as of the end of such fiscal year, audited by independent certified public accountants of recognized standing satisfactory to Lender.

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(c) Tax Returns. As soon as available and in any event within FIFTEEN (15) days of filing (and in any event by OCTOBER 30 of the calendar year immediately following the year for which such returns are filed), a copy of the annual income tax returns for Debtor prepared by independent certified public accountants of recognized standing satisfactory to Lender (together with all schedules and K-1’s, if any) attached thereto.

(d) Compliance Certificate. Concurrently with the delivery of each of the financial statements of Debtor referred to in Sections 9(a), a certificate of a Responsible Officer of Debtor stating that to such officer’s knowledge, no Default has occurred and is continuing, or if a Default has occurred and is continuing, a statement as to the nature thereof and the action which is proposed to be taken with respect thereto.

(e) Guarantor Annual Financial Statements and Tax Returns. As soon as available and in any event (i) on or before the TWELVE (12) month anniversary of the date of the annual financial statement most recently delivered to Lender, or in the case of financial statements prepared by certified public accountants of recognized standing satisfactory to Lender, on or before the SIXTEEN (16) month anniversary, an annual financial statement on an accrual basis for Guarantor, in such form and detail as Lender shall require in its Permitted Discretion and certified to Lender as being true and correct, and (ii) within FIFTEEN (15) days of filing (and in any event by OCTOBER 30 of the calendar year immediately following the year for which such returns are filed), a copy of the annual income tax returns for Guarantor prepared by a certified public accountant acceptable to Lender in its Permitted Discretion (together with all schedules and K-1s (if any) attached thereto).

(f) Management Letters. Promptly upon receipt thereof Debtor shall furnish to Lender, a copy of any management letter or written report submitted to Debtor by independent certified public accountants with respect to the business, condition (financial or otherwise), operations, prospects, or properties of Debtor.

(g) ERISA Reports. Promptly after the filing or receipt thereof, copies of all reports, including annual reports, and notices which Debtor files with or receives from the PBGC or the U.S. Department of Labor under ERISA; and as soon as possible and in any event within FIVE (5) Business Days after Debtor knows or has reason to know that any reportable event or prohibited transaction has occurred with respect to any plan or that the PBGC or Debtor has instituted or will institute proceedings under Title IV of ERISA to terminate any plan, a certificate of an officer of Debtor setting forth the details as to such reportable event or prohibited transaction or plan termination and the action that Debtor proposes to take with respect thereto.

(h) Notice of Default and Events of Default. As soon as possible and in any event within FIVE (5) Business Days after the occurrence of each Default, a written notice setting forth the details of such Default and the action which is proposed to be taken by Debtor with respect thereto.

(i) General Information. Debtor shall promptly deliver such other information concerning Obligor or the Collateral as Lender may request.

(j) MSPLF Financial Reporting Requirements. To the extent not provided sooner pursuant to the subsections above, as soon as available, but in any event (i) within SIXTY (60) days after the end of each fiscal quarter of the Debtor, the Debtor shall deliver to Lender financial reporting in a form and substance reasonably acceptable to Lender setting forth the financial information, and where applicable, reasonably detailed calculations of the required data, set forth in Table II of Appendix C to the Main Street Lending Program Frequently Asked Questions, as amended from time to time (the “FAQs”), for the MSPLF, to the extent required by the MSPLF, (ii) within SIXTY (60) days after the end of Debtor’s fiscal year, the financial reporting in a form and substance reasonably acceptable to Lender setting forth the financial information, and where applicable, reasonably detailed calculations of the required data, set forth in Table I of Appendix C of the FAQs, and (iii) within FORTY-FIVE (45) days after the end of Debtor’s fiscal year annual proforma financials. Such financial reporting and calculations, in each case, shall be true and accurate in all material respects and, where applicable, present fairly in all material respects the financial condition of Debtor for the period covered thereby in accordance with GAAP, consistently applied. Table I and Table II of Appendix C of the FAQs is attached hereto as Exhibit B and incorporated herein by reference.

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10. Rights of Lender. Lender shall have the rights contained in this Section at all times that this Agreement is effective.

(a) Financing Statements. Obligor hereby authorizes Lender to file one or more financing or continuation statements, and amendments thereto, relating to the Collateral. With respect to Debtor and White Claw, such financing statements may list the Collateral as “all assets” of such Person. Obligor hereby irrevocably authorizes Lender at any time and from time to time to file in any UCC jurisdiction any initial financing statements and amendments thereto that contain any information required by Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment. Obligor hereby ratifies any pre-filed financing statement relating to the Collateral made by or on behalf of Lender.

(b) Power of Attorney. Obligor hereby irrevocably appoint Lender as such Person’s attorney-in-fact, such power of attorney being coupled with an interest, with full authority in the place and stead of Person and in the name of such Person or otherwise, from time to time following the occurrence and during the continuation of an Event of Default in Lender’s Permitted Discretion, to take any action and to execute any instrument which Lender may deem necessary or appropriate to accomplish the purposes of this Agreement.

(c) Performance by Lender. If Obligor shall fail to perform any covenant or agreement contained in any of the Loan Documents, then Lender may perform or attempt to perform such covenant or agreement on behalf of Obligor. In such event, Debtor shall, at the request of Lender, promptly pay to Lender on demand any amount expended by Lender in connection with such performance or attempted performance, together with interest thereon at the Maximum Rate (as such term is defined in the Note) from and including the date of such expenditure to but excluding the date such expenditure is paid in full. Notwithstanding the foregoing, it is expressly agreed that Lender shall not have any liability or responsibility for the performance of any covenant, agreement, or other obligation of Debtor under this Agreement or any other Loan Document.

(d) Obligor’s Receipt of Proceeds. Upon the occurrence and during the continuation of an Event of Default, all amounts and proceeds (including instruments and writings) received by Obligor in respect of the Collateral shall be received in trust for the benefit of Lender hereunder and, upon the written request of Lender, shall be segregated from other property of such Person and shall be forthwith delivered to Lender in the same form as so received (with any necessary endorsement) and applied to the Indebtedness in accordance with the Loan Documents.

(e) Notification of Account Debtors. Lender may at its Permitted Discretion from time to time during the continuation of an Event of Default notify any obligor under any accounts (i) of Lender’s security interest in such accounts or general intangibles and direct such obligor to make payment of all amounts due or to become due to Debtor or White Claw thereunder directly to Lender, and (ii) to verify the accounts with such obligor. Lender shall have the right, at the expense of Debtor or White Claw, to enforce collection of any such accounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as Debtor or White Claw.

11. Events of Default. Each of the following shall constitute an “Event of Default” under this Agreement:

(a) Payment Default. The failure, refusal or neglect of Debtor to pay when due any part of the principal of, or interest on the Indebtedness owing to Lender by Debtor or any other indebtedness or obligations due and owing from Debtor to Lender under the Loan Documents from time to time and such failure, refusal or neglect shall continue unremedied for a period of TEN (10) days from the date such payment is due.

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(b) Performance or Warranty Default. Except as otherwise provided in this Agreement, the failure of Obligor to timely and properly observe, keep or perform any covenant, agreement, warranty or condition required herein or in any of the other Loan Documents or any other agreement with Lender, provided that, if such Default is curable but is not cured within FIVE (5) Business Days following written notice from Lender to Obligor, then it shall be an Event of Default, except that, if (i) such curable Default cannot be cured within FIVE (5) Business Days, (ii) Obligor has, within such period, taken such actions as deemed necessary and appropriate by in its Permitted Discretion Lender to cure such curable Default, and (iii) Obligor shall continue to diligently pursue such actions, then such cure period shall be extended for a period of THIRTY (30) days.

(c) Representations. Any representation contained herein or in any of the other Loan Documents made by Obligor is false, misleading or erroneous in any material respect when made or when deemed to have been made.

(d) Other Debt. The occurrence of any event which results in the ACCELERATION of the maturity of any Debt for borrowed money in an aggregate principal amount in excess of ONE HUNDRED THOUSAND AND NO/100 DOLLARS ($100,000.00) owing by Obligor to any third party under any agreement or understanding.

(e) Insolvency. If Obligor (i) becomes insolvent, or makes a transfer in fraud of creditors, or makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts as they become due; (ii) generally is not paying its debts as such debts become due; (iii) has a receiver, trustee or custodian appointed for, or take possession of, all or substantially all of its assets, either in a proceeding brought by it or in a proceeding brought against it and such appointment is not discharged or such possession is not terminated within SIXTY (60) days after the effective date thereof or it consents to or acquiesces in such appointment or possession; (iv) files a petition for relief under the United States Bankruptcy Code or any other present or future federal or state insolvency, Bankruptcy or similar laws (all of the foregoing hereinafter collectively called “Applicable Bankruptcy Law”) or an involuntary petition for relief is filed against it under any Applicable Bankruptcy Law and such involuntary petition is not dismissed within SIXTY (60) days after the filing thereof, or an order for relief naming it is entered under any Applicable Bankruptcy Law, or any composition, rearrangement, extension, reorganization or other relief of debtors now or hereafter existing is requested or consented to by it; or (v) fails to have discharged within a period of SIXTY (60) days any attachment, sequestration or similar writ levied upon any property of it.

(f) Change in Control. (i) Guarantor shall cease to be active in the management of Debtor or White Claw, or (ii) more than TEN PERCENT (10.00%) of the record or beneficial ownership of Debtor or White Claw shall have been transferred, assigned or hypothecated to any Person, when compared to such ownership as of the Effective Date.

(g) Judgment. The entry of any judgment against Obligor or the issuance or entry of any attachments or other Liens against any of the property of Obligor for an amount in excess of ONE HUNDRED THOUSAND AND NO/100 DOLLARS ($100,000.00) (individually or in the aggregate) if uninsured, undischarged, unbonded or undismissed on the date on which such judgment would be executed upon.

(h) Death or Incompetence of Obligor; Dissolution of Certain Person. Obligor that is (i) a natural Person shall have died or have been declared incompetent by a court of proper jurisdiction, or (ii) not a natural Person shall have been dissolved, liquidated, or merged or consolidated with or into any other Person without the prior written consent of Lender, provided, however, the death or legal incapacity of Obligor that is a natural person shall not be an Event of Default if, within NINETY (90) days of the date of such death or incapacity, the representative or legal guardian of Obligor or Obligor’s estate affirms in writing (which instrument shall be in form and substance satisfactory to Lender) (1) the obligations of Obligor’s estate pursuant to the Loan Documents, and (2) that no distributions shall be made from such estate without the prior written consent of Lender.

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(i) Action Against Collateral. The Collateral or any portion thereof is taken on execution or other process of law in any action.

(j) ERISA Default. Any of the following events shall occur or exist with respect to Debtor or any ERISA Affiliate: (i) any prohibited transaction involving any plan; (ii) any reportable event with respect to any plan; (iii) the filing under Section 4041 of ERISA of a notice of intent to terminate any plan or the termination of any plan; (iv) any event or circumstance that might constitute grounds entitling the PBGC to institute proceedings under Section 4042 of ERISA for the termination of, or for the appointment of a trustee to administer, any plan, or the institution by the PBGC of any such proceedings; or (v) complete or partial withdrawal under Section 4201 or 4204 of ERISA from a multiemployer plan or the reorganization, insolvency, or termination of any multiemployer plan; and in each case above, such event or condition, together with all other events or conditions, if any, have subjected or would in the opinion of Lender in its Permitted Discretion subject Debtor to any tax, penalty, or other liability to a plan, a multiemployer plan, the PBGC, or otherwise (or any combination thereof) which in the aggregate exceed or would reasonably be expected to exceed ONE HUNDRED THOUSAND AND NO/100 DOLLARS ($100,000.00).

(k) Action of Lien Holder. The holder of any Lien or security interest on the Collateral (without hereby implying the consent of Lender to the existence or creation of any such Lien or security interest on the Collateral), declares a default thereunder or institutes foreclosure or other proceedings for the enforcement of its remedies thereunder.

(l) Subordinated Debt. The subordination provisions related to any Subordinated Debt or any other agreement, document or instrument governing any Subordinated Debt shall for any reason be revoked or invalidated, or otherwise cease to be in full force and effect, or any Person shall contest in any manner the validity or enforceability thereof or deny that it has any further liability or obligation thereunder, or the Indebtedness, for any reason shall not have the priority contemplated by this Agreement or any such subordination provisions.

(m) Encumbrance. Without the prior written consent of Lender, Grantor grants any easement or dedication, files any plat, condominium declaration, or restriction, or otherwise encumbers the Property, unless such action is expressly permitted by the Loan Documents.

(n) Transfer of the Property. Title to all or any part of the Property (other than obsolete or worn personal property replaced by adequate substitutes of equal or greater value than the replaced items when new) shall become vested in any party other than Grantor or a permitted assignee, whether by operation of law or otherwise.

(o) Material Adverse Effect. Any event shall have occurred or is continuing which shall have had a Material Adverse Effect.

(p) Loan Documents. (i) The Loan Documents shall at any time after their execution and delivery and for any reason cease (1) to create a valid and perfected first priority security interest (subject to Permitted Encumbrances) in and to the Collateral; or (2) to be in full force and effect or shall be declared null and void, or (ii) the validity or enforceability of the Loan Documents shall be contested by Obligor or any other Person party thereto or Obligor shall deny it has any further liability or obligation under the Loan Documents.

(q) MSPLF Cross Acceleration. (i) Debtor or any Subsidiary shall fail to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any indebtedness (other than Indebtedness under the Loan Documents) owing to Lender or any commonly controlled Affiliate of Lender, in each case beyond the applicable grace period with respect thereto, if any; or (ii) Debtor or any Subsidiary shall fail to observe or perform any other agreement or condition relating to any such indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which failure to make a payment, default or other event described in clause (i) or (ii) is to cause such indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such indebtedness to be made, prior to its stated maturity; provided that clause (ii) shall not apply to secured indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such indebtedness, if such sale or transfer is permitted hereunder and under the documents providing for such indebtedness and such indebtedness is repaid when required under the documents providing for such indebtedness.

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Nothing contained in this Agreement shall be construed to limit the events of default enumerated in any of the other Loan Documents and all such events of default shall be cumulative.

12. Remedies and Related Rights. If an Event of Default shall have occurred and be continuing, and without limiting any other rights and remedies provided herein, under any of the Loan Documents or otherwise available to Lender, Lender may exercise one or more of the rights and remedies provided in this Section.

(a) Remedies. Upon the occurrence of any one or more of the foregoing Events of Default, the entire unpaid balance of principal of the Note, together with all accrued but unpaid interest thereon, and all other Indebtedness owing to Lender by Debtor at such time shall, at the option of Lender, become immediately due and payable without further notice, demand, presentation, notice of dishonor, notice of intent to accelerate, notice of acceleration, protest or notice of protest of any kind, all of which are expressly waived by Debtor; provided, however, concurrently and automatically with the occurrence of an Event of Default under Section 11(e), the Indebtedness at such time shall, without any action by Lender, become due and payable, without further notice, demand, presentation, notice of dishonor, notice of acceleration, notice of intent to accelerate, protest or notice of protest of any kind, all of which are expressly waived by Debtor. All rights and remedies of Lender set forth in this Agreement and in any of the other Loan Documents may also be exercised by Lender, in its sole discretion, upon the occurrence of an Event of Default, and not in substitution or diminution of any rights now or hereafter held by Lender under the terms of any other agreement.

(b) Other Remedies. Upon the occurrence of any one or more of the foregoing Events of Default, Lender may from time to time at its discretion, without limitation and without notice except as expressly provided in any of the Loan Documents:

(i) Exercise in respect of the Collateral all the rights and remedies of a secured party under the UCC (whether or not the UCC applies to the affected Collateral);

(ii) Require Obligor to, and such Person hereby agrees that it will at its expense and upon request of Lender, assemble the Collateral as directed by Lender and make it available to Lender at a place to be designated by Lender which is reasonably convenient to both parties;

(iii) Reduce its claim to judgment or foreclose or otherwise enforce, in whole or in part, the security interest granted hereunder by any available judicial procedure;

(iv) Sell or otherwise dispose of, at its office, on the premises of Obligor or elsewhere, the Collateral, as a unit or in parcels, by public or private proceedings, and by way of one or more contracts (it being agreed that the sale or other disposition of any part of the Collateral shall not exhaust Lender’s power of sale, but sales or other dispositions may be made from time to time until all of the Collateral has been sold or disposed of or until the Indebtedness has been paid and performed in full), and at any such sale or other disposition it shall not be necessary to exhibit any of the Collateral;

(v) Buy the Collateral, or any portion thereof, at any public sale;

(vi) Buy the Collateral, or any portion thereof, at any private sale if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations;

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(vii) Apply for the appointment of a receiver for the Collateral, and Obligor hereby consents to any such appointment; and

(viii) At its option, retain the Collateral in satisfaction of the Indebtedness whenever the circumstances are such that Lender is entitled to do so under the UCC or otherwise.

Obligor agrees that in the event Obligor is entitled to receive any notice under the UCC, as it exists in the state governing any such notice, of the sale or other disposition of any Collateral, reasonable notice shall be deemed given when such notice is deposited in a depository receptacle under the care and custody of the United States Postal Service, postage prepaid, at Obligor’s address set forth on the signature page hereof, TEN (10) days prior to the date of any public sale, or after which a private sale, of any of such Collateral is to be held. Lender shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(c) Application of Proceeds. If any Event of Default shall have occurred and is continuing, Lender may at its sole discretion apply or use any cash held by Lender as Collateral, and any cash proceeds received by Lender in respect of any sale or other disposition of, collection from, or other realization upon, all or any part of the Collateral as follows in such order and manner as Lender may elect:

(i) to the repayment or reimbursement of the reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) incurred by Lender in connection with (1) the administration of the Loan Documents, (2) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, the Collateral, and (3) the exercise or enforcement of any of the rights and remedies of Lender hereunder;

(ii) to the payment or other satisfaction of any Liens and other encumbrances upon the Collateral;

(iii) to the satisfaction of the Indebtedness;

(iv) by holding such cash and proceeds as Collateral;

(v) to the payment of any other amounts required by applicable law; and

(vi) by delivery to Debtor or any other party lawfully entitled to receive such cash or proceeds whether by direction of a court of competent jurisdiction or otherwise.

(d) License. Lender is hereby granted a license or other right to use, following the occurrence and during the continuance of an Event of Default, without charge, Debtor’s or White Claw’s labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, customer lists and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral, and, following the occurrence and during the continuance of an Event of Default, such Person’s rights under all licenses and all franchise agreements shall inure to Lender’s benefit. In addition, Debtor and White Claw hereby irrevocably agrees that Lender may, following the occurrence and during the continuance of an Event of Default, sell any of such Person’s inventory directly to any Person, including without limitation Persons who have previously purchased such Person’s inventory from such Person and in connection with any such sale or other enforcement of Lender’s rights under this Agreement, may sell inventory which bears any trademark owned by or licensed to Debtor or White Claw and any inventory that is covered by any copyright owned by or licensed to Debtor or White Claw and Lender may finish any work in process and affix any trademark owned by or licensed to Debtor or White Claw and sell such inventory as provided herein.

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(e) Deficiency. In the event that the proceeds of any sale of, collection from, or other realization upon, all or any part of the Collateral by Lender are insufficient to pay all amounts to which Lender is legally entitled, Debtor (unless otherwise provided) shall be liable for the deficiency, together with interest thereon as provided in the Loan Documents.

(f) Non-Judicial Remedies. In granting to Lender the power to enforce its rights hereunder without prior judicial process or judicial hearing, Obligor expressly waives, renounces and knowingly relinquishes any legal right which might otherwise require Lender to enforce its rights by judicial process. Obligor recognizes and concedes that non-judicial remedies are consistent with the usage of trade, are responsive to commercial necessity and are the result of a bargain at arm’s length.

(g) Use and Possession of Certain Premises. Upon the occurrence of an Event of Default, Lender shall be entitled to occupy and use any premises owned or leased by any Obligor where any of the Collateral or any records relating to the Collateral are located until the Indebtedness is paid or the Collateral is removed therefrom, whichever first occurs, without any obligation to pay such Obligor for such use and occupancy.

(h) Other Recourse. Obligor waives any right to require Lender to proceed against any third party, exhaust any Collateral or other security for the Indebtedness, or to have any third party joined with Obligor in any suit arising out of the Indebtedness or any of the Loan Documents, or pursue any other remedy available to Lender. Obligor further waives any and all notice of acceptance of this Agreement and of the creation, modification, rearrangement, renewal or extension of the Indebtedness. Obligor further waives any defense arising by reason of any disability or other defense of any third party or by reason of the cessation from any cause whatsoever of the liability of any third party. Until all of the Indebtedness shall have been paid in full, Obligor shall have no right of subrogation and Obligor waives the right to enforce any remedy which Lender has or may hereafter have against any third party, and waives any benefit of and any right to participate in any other security whatsoever now or hereafter held by Lender. Obligor authorizes Lender, and without notice or demand and without any reservation of rights against Obligor and without affecting Obligor’s liability hereunder or on the Indebtedness to (i) take or hold any other property of any type from any third party as security for the Indebtedness, and exchange, enforce, waive and release any or all of such other property, (ii) apply such other property and direct the order or manner of sale thereof as Lender may in its Permitted Discretion determine, (iii) renew, extend, accelerate, modify, compromise, settle or release any of the Indebtedness or other security for the Indebtedness, (iv) waive, enforce or modify any of the provisions of any of the Loan Documents executed by any third party, and (v) release or substitute any third party.

(i) No Waiver; Cumulative Remedies. No failure on the part of Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided for in this Agreement and the other Loan Documents are cumulative and not exclusive of any rights and remedies provided by law.

(j) Equitable Relief. Obligor recognizes that in the event Debtor fails to pay, perform, observe, or discharge any or all of the Indebtedness, any remedy at law may prove to be inadequate relief to Lender. Obligor therefore agrees that Lender, if Lender so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

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13. Indemnity. DEBTOR SHALL INDEMNIFY LENDER AND EACH AFFILIATE THEREOF AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, ATTORNEYS, AND AGENTS (EACH, AN “INDEMNIFIED PERSON”) FROM, AND HOLD EACH OF THEM HARMLESS AGAINST, ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, AND EXPENSES (INCLUDING REASONABLE ATTORNEYS’ FEES) TO WHICH ANY OF THEM MAY BECOME SUBJECT WHICH DIRECTLY OR INDIRECTLY ARISE FROM OR RELATE TO (a) THE NEGOTIATION, EXECUTION, DELIVERY, PERFORMANCE, ADMINISTRATION, OR ENFORCEMENT OF ANY OF THE LOAN DOCUMENTS, (b) ANY OF THE TRANSACTIONS CONTEMPLATED BY THE LOAN DOCUMENTS, (c) ANY BREACH BY DEBTOR OF ANY REPRESENTATION, WARRANTY, COVENANT, OR OTHER AGREEMENT CONTAINED IN ANY OF THE LOAN DOCUMENTS, (d) THE PRESENCE, RELEASE, THREATENED RELEASE, DISPOSAL, REMOVAL, OR CLEANUP OF ANY HAZARDOUS MATERIAL LOCATED ON, ABOUT, WITHIN, OR AFFECTING ANY OF THE PROPERTIES OR ASSETS OF DEBTOR OR ANY OF ITS SUBSIDIARIES OR ANY OTHER OBLIGATED PARTY, OR I ANY INVESTIGATION, LITIGATION, OR OTHER PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY THREATENED INVESTIGATION, LITIGATION, OR OTHER PROCEEDING, RELATING TO ANY OF THE FOREGOING. WITHOUT LIMITING ANY PROVISION OF THIS AGREEMENT OR OF ANY OTHER LOAN DOCUMENT, IT IS THE EXPRESS INTENTION OF THE PARTIES HERETO THAT EACH INDEMNIFIED PERSON TO BE INDEMNIFIED UNDER THIS SECTION SHALL BE INDEMNIFIED FROM AND HELD HARMLESS AGAINST ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, AND EXPENSES (INCLUDING REASONABLE ATTORNEYS’ FEES) ARISING OUT OF OR RESULTING FROM THE SOLE CONTRIBUTORY OR ORDINARY NEGLIGENCE OF SUCH PERSON. THE INDEMNIFICATION PROVIDED FOR IN THIS SECTION SHALL NOT EXTEND TO LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, AND EXPENSES (INCLUDING REASONABLE ATTORNEYS’ FEES) ARISING OUT OF OR RESULTING FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH PERSON. DEBTOR AGREES THAT THE PROVISIONS OF THIS SECTION ARE A MATERIAL INDUCEMENT TO LENDER’S AGREEMENT TO ENTER INTO THE TRANSACTIONS CONTEMPLATED BY THE LOAN DOCUMENTS. IF DEBTOR OR ANY THIRD PARTY EVER ALLEGES SUCH GROSS NEGLIGENCE OR WILLFUL MISCONDUCT BY ANY INDEMNIFIED PERSON, THE INDEMNIFICATION PROVIDED FOR IN THIS SECTION SHALL NONETHELESS BE PAID UPON DEMAND, SUBJECT TO LATER ADJUSTMENT OR REIMBURSEMENT, UNTIL SUCH TIME AS (A) A COURT OF COMPETENT JURISDICTION ENTERS A FINAL JUDGMENT AS TO THE EXTENT AND EFFECT OF THE ALLEGED GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, OR (B) LENDER HAS EXPRESSLY AGREED IN WRITING WITH DEBTOR THAT SUCH CLAIM IS PROXIMATELY CAUSED BY SUCH INDEMNIFIED PERSON’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. THE INDEMNIFICATION PROVIDED FOR IN THIS SECTION SHALL SURVIVE THE TERMINATION OF THIS AGREEMENT AND SHALL EXTEND AND CONTINUE TO BENEFIT EACH INDIVIDUAL OR ENTITY THAT IS OR HAS AT ANY TIME BEEN AN INDEMNIFIED PERSON HEREUNDER.

14. Limitation of Liability. Neither Lender nor any officer, director, employee, attorney, or agent of Lender shall have any liability with respect to, and Obligor hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by Obligor in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents. Obligor hereby waives, releases, and agrees not to sue Lender or any of Lender’s Affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents. OBLIGOR AGREES THAT THE PROVISIONS OF THIS SECTION ARE A MATERIAL INDUCEMENT TO LENDER’S AGREEMENT TO ENTER INTO THE TRANSACTIONS CONTEMPLATED BY THE LOAN DOCUMENTS.

15. Subordination of Debt. Debtor hereby covenants and agrees that the Subordinated Debt, howsoever evidenced and whether now existing or hereafter incurred, shall be subordinate and junior in right of payment, to the extent and in the manner hereinafter set forth, to the prior payment in full of all Indebtedness. The Subordinated Debt shall not be payable, and Debtor shall not make any payment (whether of principal, accrued interest or otherwise) or other distribution of, on or with respect to any Subordinated Debt, unless and until the Indebtedness shall have been indefeasibly paid and fully satisfied.

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16. No Duty. All attorneys, accountants, appraisers, and other professional Persons and consultants retained by Lender shall have the right to act exclusively in the interest of Lender and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to Obligor or any of Obligor’s equity holders or any other Person. Documents in connection with the transactions contemplated hereunder have been prepared by Lender’s Counsel. Obligor acknowledges and understands that Lender’s Counsel is acting solely as counsel to Lender in connection with the transaction contemplated herein, is not representing Obligor in connection therewith, and has not, in any manner, undertaken to assist or render legal advice to Obligor with respect to this transaction. Obligor has been advised to seek other legal counsel to represent Obligor’s interests in connection with the transactions contemplated herein.

17. Lender not Fiduciary. The relationship between Obligor and Lender is solely that of debtor and creditor, and Lender has no fiduciary or other special relationship with Obligor, and no term or condition of any of the Loan Documents shall be construed so as to deem the relationship between Obligor and Lender to be other than that of debtor and creditor.

18. Further Assurances. Debtor acknowledges that after execution of the Loan Documents and prior to the funding of the Loan, Lender will submit the executed Loan Documents to the SPV and the Reserve Bank in order to obtain the binding commitment of the SPV to participate in the Loan. Debtor acknowledges that the SPV or the Reserve Bank may require that certain provisions of the Loan Documents, including any Borrower Certifications and Covenants, or any agreements to be executed by Lender in favor of the Reserve Bank or SPV, be included, deleted or revised. Debtor agrees to cooperate with Lender in revising the Loan Documents, including the Borrower Certification and Covenants, as and to the extent required by the SPV or the Reserve Bank. If either Debtor or Lender determines that it will not or cannot comply with the SPV’s or Reserve Bank’s request or if the SPV does not for any other reason provide its binding commitment to purchase the Participation Interest, then Lender shall not be obligated to make the Loan but Debtor shall immediately pay all of Lender’s expenses as set forth in Section 24.

19. Waiver and Agreement. No waiver of any provision in this Agreement or in any of the other Loan Documents and no departure by Obligor therefrom shall be effective unless the same shall be in writing and signed by Lender, and then shall be effective only in the specific instance and for the purpose for which given and to the extent specified in such writing. No modification or amendment to this Agreement or to any of the other Loan Documents shall be valid or effective unless the same is signed by the party against whom it is sought to be enforced.

20. Benefits. This Agreement shall be binding upon and inure to the benefit of Lender and Obligor, and their respective heirs, personal representatives, successors and assigns, provided, however, that Obligor may not, without the prior written consent of Lender, assign any rights, powers, duties or obligations under this Agreement or any of the other Loan Documents.

21. Notices. All notices or other communications required or permitted to be given pursuant to this Agreement or the other Loan Documents (unless otherwise expressly stated therein) shall be in writing and shall be considered as properly given if (a) mailed by first class United States mail, postage prepaid, registered or certified with return receipt requested, (b) by delivering same in person to the intended addressee, or (c) by delivery to an independent third party commercial delivery service for same day or next day delivery and providing for evidence of receipt at the office of the intended addressee. Notice so mailed shall be effective upon its deposit with the United States Postal Service or any successor thereto; notice sent by such a commercial delivery service shall be effective upon delivery to such commercial delivery service; notice given by personal delivery shall be effective only if and when received by the addressee; and notice given by other means shall be effective only if and when received at the office or designated place or machine of the intended addressee. For purposes of notice, the addresses of the parties shall be as set forth herein; provided, however, that any party shall have the right to change its address for notice hereunder to any other location within the continental United States by the giving notice to the other parties in the manner set forth herein.

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22. Construction; Venue; Service of Process. THE LOAN DOCUMENTS HAVE BEEN EXECUTED AND DELIVERED IN THE STATE OF TEXAS, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, AND SHALL BE PERFORMABLE BY THE PARTIES HERETO IN THE COUNTY IN TEXAS WHERE LENDER’S ADDRESS SET FORTH ON LENDER’S SIGNATURE PAGE HEREOF IS LOCATED (THE “VENUE SITE”). ANY ACTION OR PROCEEDING AGAINST OBLIGOR UNDER OR IN CONNECTION WITH ANY OF THE LOAN DOCUMENTS MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT WITHIN THE VENUE SITE. OBLIGOR HEREBY IRREVOCABLY (A) SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURTS, AND (B) WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT OR THAT ANY SUCH COURT IS AN INCONVENIENT FORUM. OBLIGOR AGREES THAT SERVICE OF PROCESS UPON IT MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, AT ITS ADDRESS SPECIFIED OR DETERMINED IN ACCORDANCE WITH THE PROVISIONS OF THIS AGREEMENT. NOTHING IN ANY OF THE OTHER LOAN DOCUMENTS SHALL AFFECT THE RIGHT OF LENDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF LENDER TO BRING ANY ACTION OR PROCEEDING AGAINST OBLIGOR OR WITH RESPECT TO ANY OF ITS PROPERTY IN COURTS IN OTHER JURISDICTIONS. ANY ACTION OR PROCEEDING BY OBLIGOR AGAINST LENDER SHALL BE BROUGHT ONLY IN A COURT LOCATED IN THE VENUE SITE. OBLIGOR AGREES THAT THE VENUE PROVISIONS OF THIS SECTION ARE A MATERIAL INDUCEMENT TO LENDER’S AGREEMENT TO ENTER INTO THE TRANSACTIONS CONTEMPLATED BY THE LOAN DOCUMENTS AND LENDER WOULD NOT ENTER INTO SUCH TRANSACTIONS EXCEPT IN RELIANCE ON THE VENUE PROVISIONS SET FORTH HEREIN.

23. Invalid Provisions. If any provision of the Loan Documents is held to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable and the remaining provisions of the Loan Documents shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance.

24. Expenses. Debtor shall pay all reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees) in connection with (a) the drafting and execution of the Loan Documents and the transactions contemplated therein, (b) any action required in the course of administration of the Indebtedness and obligations evidenced by the Loan Documents, and (c) any action in the enforcement of Lender’s rights upon the occurrence of an Event of Default.

25. Sale, Pledge or Participation of the Loan. Obligor agrees that Lender may, at its option, sell, pledge or participate its interests in the Loan and its rights under this Agreement to a financial institution or institutions and, in connection with each such sale, pledge or participation Lender may disclose any financial and other information available to Lender concerning Obligor to any Person party to such transaction subject to obtaining a confidentiality agreement with each such Person prior to disclosing Obligor’s confidential information.

26. Conflicts. Except as otherwise expressly provided in the Note, in the event any term or provision of this Agreement is inconsistent with or conflicts with any provision of the other Loan Documents, the terms and provisions contained in this Agreement shall be controlling. The terms, conditions and provisions of the other Loan Documents (as the same may be amended, modified or restated from time to time) are incorporated herein by reference, the same as if stated verbatim herein.

27. Multiple Counterparts. The Loan Documents may be executed in a number of identical separate counterparts, each of which for all purposes is to be deemed an original, but all of which shall constitute, collectively, one agreement. Signature pages to Loan Documents may be detached from multiple separate counterparts and attached to the same document and a telecopy, pdf. or other facsimile of any such executed signature page shall be valid as an original. The exchange of copies of the Loan Documents and of signature pages by telecopy, pdf. or other facsimile transmission shall constitute effective execution and delivery of the Loan Documents as to the parties thereto and may be used in lieu of the original agreement for all purposes. The Loan Documents may be in the form of an Electronic Record and may be executed using Electronic Signatures (including, without limitation, facsimile and .pdf) which shall be deemed to have the same force and effect as manual signatures and shall be considered an original, and shall have the same legal effect, validity, and enforceability as a paper record. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.

28. Survival. All representations and warranties made in the Loan Documents or in any document, statement, or certificate furnished in connection with this Agreement shall survive the execution and delivery of the Loan Documents, and no investigation by Lender or any closing shall affect the representations and warranties or the right of Lender to rely upon them.

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29. Construction. Obligor and Lender acknowledge that they had the opportunity to consult with legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel of its own choice and that this Agreement and the other Loan Documents shall be construed as if jointly drafted by Obligor and Lender.

30. Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of an Event of Default if such action is taken or such condition exists.

31. Waiver of Jury Trial. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, OBLIGOR AND LENDER HEREBY IRREVOCABLY AND EXPRESSLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY OR THE ACTIONS OF ANY PARTY IN THE NEGOTIATION, ADMINISTRATION, OR ENFORCEMENT THEREOF. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

32. Patriot Act Notice. Lender hereby notifies Obligor that pursuant to the requirements of Section 326 of the USA Patriot Act of 2001, 31 U.S.C. § 5318 (the “Act”), it is required to obtain, verify and record information that identifies Obligor, which information includes the name and address of Obligor and other information that will allow Lender to identify Obligor in accordance with the Act. In addition, Obligor agrees to (a) ensure that no Person who owns a controlling interest in or otherwise controls Obligor or any Subsidiary of Obligor is or shall be listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by the OFAC, the Department of the Treasury or included in any Executive Order, (b) not to use or permit the use of proceeds of the Loan to violate any of the foreign asset control regulations of the OFAC or any enabling statute or Executive Order relating thereto, and (c) comply, or cause its Subsidiaries to comply, with the applicable laws.

33. Notice of Right to Receive a Copy of Appraisal. If the Indebtedness is secured by a Lien in real property, Debtor has a right to receive a copy of the appraisal report used in connection with the Loan. If Debtor would like to receive a copy, Debtor must contact Lender at the address set forth herein and request a copy of the appraisal report. Lender must receive such a request from Debtor no later than NINETY (90) days after the Effective Date.

34. Regulation B.

(a) Notice of Joint Intent. Federal Regulation B of the Federal Equal Credit Opportunity Act requires Lender to obtain evidence of Obligor’s intention to apply for joint credit or provide a joint guaranty. Obligor~~’s~~ signature below shall evidence such intent. Obligor’s intent shall apply to future related extensions of joint credit and joint guaranty.

(b) Equal Credit Opportunity Act. The Federal Equal Credit Opportunity Act prohibits creditors from discriminating against credit applicants on the basis of race, color, religion, national origin, sex, marital status, age (provided the applicant has the capacity to enter into a binding contract); because all or part of the applicant’s income derives from any public assistance program; or because the applicant has in good faith exercised any right under the Consumer Credit Protection Act. The Federal agency that administers compliance with this law concerning this creditor is:

Federal Reserve Consumer Help Center

P.O. Box 1200

Minneapolis, MN 55480

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(c) Disclosure of Right to Request Specific Reasons For Credit Denial. If Obligor’s application for business credit is denied, Obligor has the right to a written statement of the specific reasons for the denial. To obtain the statement, please contact Lender within SIXTY (60) days from the date Obligor is notified of Lender’s decision. Lender will send Obligor a written statement of reasons for the denial within THIRTY (30) days of receiving Obligor’s request for the statement.

35. Disclosure Relating to Collateral Protection Insurance. As of the date of this disclosure, Debtor and Lender have or shall have consummated a transaction pursuant to which Lender has agreed to make the Loan to Debtor. Obligor has pledged Collateral to secure the Indebtedness in accordance with the Loan Documents. This notice relates to Obligor’s obligations with respect to insuring the Collateral against damage. To this end, Obligor must do the following:

(a) Keep the Collateral insured against damage in the amount equal to the Indebtedness or as otherwise required by the Loan Documents;

(b) Purchase the insurance from an insurer that is authorized to do business in Texas or an eligible surplus lines insurer;

(c) Name Lender the person to be paid under the policy in the event of loss; and

(d) Deliver to Lender a copy of the policy and proof of the payment of premiums.

Lender may obtain collateral protection insurance on behalf of Obligor at Debtor’s expense if Obligor fails to meet any of the foregoing requirements.

36. Notice of Balloon Payment. At maturity (whether by acceleration or otherwise), Debtor must repay the entire principal balance of Loan and unpaid interest then due. Lender is under no obligation to refinance the outstanding principal balance of Loan (if any) at that time. Debtor will, therefore, be required to make payment out of other assets Debtor may own; or Debtor will have to find a lender willing to lend Debtor the money at prevailing market rates, which may be higher than the interest rate on the outstanding principal balance of the Loan.

37. Additional Interest Provision. It is expressly stipulated and agreed to be the intent of Debtor and Lender at all times to comply strictly with the applicable law governing the maximum rate or amount of interest payable on the indebtedness evidenced by any Note, any Loan Document, and the Related Indebtedness (or applicable United States federal law to the extent that it permits Lender to contract for, charge, take, reserve or receive a greater amount of interest than under applicable law). If the applicable law is ever judicially interpreted so as to render usurious any amount (a) contracted for, charged, taken, reserved or received pursuant to any Note, any of the other Loan Documents or any other communication or writing by or between Debtor and Lender related to the transaction or transactions that are the subject matter of the Loan Documents, (b) contracted for, charged, taken, reserved or received by reason of Lender’s exercise of the option to accelerate the maturity of any Note and/or any and all indebtedness paid or payable by Debtor to Lender pursuant to any Loan Document other than any Note (such other indebtedness being referred to in this Section as the “Related Indebtedness”), or (c) Debtor will have paid or Lender will have received by reason of any voluntary prepayment by Debtor of any Note and/or the Related Indebtedness, then it is Debtor’s and Lender’s express intent that all amounts charged in excess of the Maximum Rate shall be automatically canceled, ab initio, and all amounts in excess of the Maximum Rate theretofore collected by Lender shall be credited on the principal balance of any Note and/or the Related Indebtedness (or, if any Note and all Related Indebtedness have been or would thereby be paid in full, refunded to Debtor), and the provisions of any Note and the other Loan Documents shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder; provided, however, if any Note or Related Indebtedness has been paid in full before the end of the stated term thereof, then Debtor and Lender agree that Lender shall, with reasonable promptness after Lender discovers or is advised by Debtor that interest was received in an amount in excess of the Maximum Rate, either refund such excess interest to Debtor and/or credit such excess interest against such Note and/or any Related Indebtedness then owing by Debtor to Lender. In no event shall the provisions of Chapter 346 of the Texas Finance Code (which regulates certain revolving credit loan accounts and revolving triparty accounts) apply to this Note and/or any of the Related Indebtedness. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

LOAN AND SECURITY AGREEMENT – PAGE 32
B1BANK – MERIDIAN EQUIPMENT LEASING LLC

38. Tax Information. Obligor understands and agrees that Lender may obtain, use and share Obligor’s state and federal tax return information for purposes of: (a) reviewing and responding to the Loan application; (b) originating the Loan; (c) servicing the Loan; (d) selling or transferring all or a part of the Loan or any interest in it; and (e) internal marketing analysis, marketing to Obligor, and other marketing as permitted by law. Obligor understands to accomplish these purposes Lender may need to share this information with third parties, including loan servicers, actual or potential purchasers or investors in loans, government agency loan guarantors, mortgage insurers, marketing companies, and others, depending on the type of Loan applied for, and Obligor agrees to such information sharing for these purposes on Obligor’s behalf. For the purpose of this consent to sharing tax return information, Lender and third parties includes the affiliates, agents, and any successors or assigns of Lender and third parties.

39. Termination. Upon Indefeasible Payment of all Indebtedness, Lender shall execute and deliver to Obligor such documents as Obligor shall reasonably request to evidence termination.

40. Document Retention Policy. Obligor expressly acknowledges, understands and agrees that Lender’s document retention policy involves the imaging of the Loan Documents and the destruction of the paper originals thereof. In connection therewith, Obligor hereby waives any and all rights Obligor has or may have to claim, for any and all purposes whatsoever, that the imaged copies of the Loan Documents are not originals thereof.

41. Notice of Final Agreement. It is the intention of Obligor and Lender that the following NOTICE OF FINAL AGREEMENT be incorporated by reference into each of the Loan Documents (as the same may be amended, modified or restated from time to time). Obligor and Lender warrant and represent that the entire agreement made and existing by or among Obligor and Lender with respect to the Loan is and shall be contained within the Loan Documents, and that no agreements or promises exist or shall exist by or among, Obligor and Lender that are not reflected in the Loan Documents. By execution and delivery of this Agreement, Obligor acknowledges that Obligor has received a copy of this NOTICE OF FINAL AGREEMENT.

NOTICE OF FINAL AGREEMENT

THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES, AND THE SAME MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

LOAN AND SECURITY AGREEMENT – PAGE 33
B1BANK – MERIDIAN EQUIPMENT LEASING LLC

AGREED as of the Effective Date.

LENDER:		ADDRESS:

BIBANK		5220 Spring Valley Road, Suite 100
By:		Dallas, TX 75254

Name:	Jason Siegele	HUSCH BLACKWELL LLP
Title:	Market President-Texas	1900 N. Pearl Street, Suite 1800
Dallas, TX 7520 I
With copies of notices to “lender’s Counsel”:		Attention:	Steven S. Camp

LOAN AND SECURITY AGREEMENT – SIGNATURE PAGE
B1BANK – MERIDIAN EQUIPMENT LEASING LLC

DEBTOR:		ADDRESS:

MERIDIAN EQUIPMENT LEASING LLC		5151 Belt Line Rd., Ste. 715
Dallas, TX 75254
By:	JORGAN DEVELOPMENT, LLC
Its:	Manager

By:	/s/ James Ballengee
Name:	James Ballengee
Title:	Manager

LOAN AND SECURITY AGREEMENT – SIGNATURE PAGE
B1BANK – MERIDIAN EQUIPMENT LEASING LLC

WHITE CLAW:		ADDRESS:

WHITE CLAW CRUDE, LLC		5151 Belt Line Rd., Ste. 715
Dallas, TX 75254
By:	JORGAN DEVELOPMENT, LLC
Its:	Manager

By:	/s/ James Ballengee
Name:	James Ballengee
Title:	Manager

LOAN AND SECURITY AGREEMENT – SIGNATURE PAGE
B1BANK – MERIDIAN EQUIPMENT LEASING LLC

JORGAN:		ADDRESS:

JORGAN DEVELOPMENT, LLC		5151 Belt Line Rd., Ste. 715
Dallas, TX 75254
By:	JORGAN DEVELOPMENT, LLC
Its:	Manager

By:	/s/ James Ballengee
Name:	James Ballengee
Title:	Manager

LOAN AND SECURITY AGREEMENT – SIGNATURE PAGE
B1BANK – MERIDIAN EQUIPMENT LEASING LLC

ENTERPRISES:		ADDRESS:

WASKOM ENTERPRISES LLC		5151 Belt Line Rd., Ste. 715
Dallas, TX 75254
By:	JORGAN DEVELOPMENT, LLC
Its:	Manager

By:	/s/ James Ballengee
Name:	James Ballengee
Title:	Manager

LOAN AND SECURITY AGREEMENT – SIGNATURE PAGE
B1BANK – MERIDIAN EQUIPMENT LEASING LLC

MONROE:		ADDRESS:

POSSE MONROE LLC		5151 Belt Line Rd., Ste. 715
Dallas, TX 75254
By:	JORGAN DEVELOPMENT, LLC
Its:	Manager

By:	/s/ James Ballengee
Name:	James Ballengee
Title:	Manager

LOAN AND SECURITY AGREEMENT – SIGNATURE PAGE
B1BANK – MERIDIAN EQUIPMENT LEASING LLC

WASSON:		ADDRESS:

POSSE WASSON LLC		5151 Belt Line Rd., Ste. 715
Dallas, TX 75254
By:	JORGAN DEVELOPMENT, LLC
Its:	Manager

By:	/s/ James Ballengee
Name:	James Ballengee
Title:	Manager

LOAN AND SECURITY AGREEMENT – SIGNATURE PAGE
B1BANK – MERIDIAN EQUIPMENT LEASING LLC

FUELS:		ADDRESS:

SILVER FUELS PROCESSING LLC		5151 Belt Line Rd., Ste. 715
Dallas, TX 75254
By:	JORGAN DEVELOPMENT, LLC
Its:	Manager

By:	/s/ James Ballengee
Name:	James Ballengee
Title:	Manager

LOAN AND SECURITY AGREEMENT – SIGNATURE PAGE
B1BANK – MERIDIAN EQUIPMENT LEASING LLC

J BALLENGEE:	ADDRESS:

/s/ James H. Ballengee	5151 Belt Line Rd., Ste. 715
James H. Ballengee	Dallas, TX 75254

LOAN AND SECURITY AGREEMENT – SIGNATURE PAGE
B1BANK – MERIDIAN EQUIPMENT LEASING LLC

SCHEDULE I

TO

LOAN AND SECURITY AGREEMENT

EXISTING LIENS

SEE ATTACHED

Sch. I-1

SCHEDULE II

TO

LOAN AND SECURITY AGREEMENT

DEBT

None.

Sch. II-1

EXHIBIT A

TO

LOAN AND SECURITY AGREEMENT

COMPLIANCE CERTIFICATE

DATE: _______________________

RE: LOAN AND SECURITY AGREEMENT (as amended, modified or restated from time to time, the “Agreement”) dated as of NOVEMBER 12, 2020 (the “Effective Date”), between (a) B1BANK, a Louisiana banking corporation (together with its successors and assigns, “Lender”), (b) MERIDIAN EQUIPMENT LEASING LLC, a Texas limited liability company (“Debtor”), and (c) (i) WHITE CLAW CRUDE, LLC a Texas limited liability company (“White Claw”), (ii) JORGAN DEVELOPMENT, LLC, a Louisiana limited liability company (“Jorgan”), (iii) JAMES H. BALLENGEE, an individual residing in the State of Texas (“J. Ballengee”), (iv) WASKOM ENTERPRISES LLC, a Texas limited liability company (“Enterprises”), (v) POSSE MONROE LLC, a Texas limited liability company (“Monroe’), (vi) POSSE WASSON LLC, a Texas limited liability company (“Wasson”), and (vii) SILVER FUELS PROCESSING LLC, a Texas limited liability company (“Fuels”).

Section Reference	Subject Period
Section 9(a) –Quarterly Financial Statements

This Compliance Certificate is delivered under the Agreement. Capitalized terms used in this Compliance Certificate shall, unless otherwise indicated, have the meanings set forth in the Agreement. Responsible Officer hereby certifies to Lender as of the date hereof that: (a) such Responsible Officer is the _______________________ of Debtor, and that, as such, Responsible Officer is authorized to execute and deliver this Compliance Certificate to Lender on behalf of Debtor; (b) such Responsible Officer has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under such Responsible Officer’s supervision, a detailed review of the transactions and condition (financial or otherwise) of Debtor during the Subject Period; (c) during the Subject Period, Debtor performed and observed each covenant and condition of the Loan Documents applicable to it and no Default currently exists or has occurred which has not been cured or waived by Lender (except as may be set forth on Exhibit I attached hereto); (d) the representations and warranties of Debtor contained in the Agreement, and any representations and warranties of Debtor that are contained in any document furnished at any time under or in connection with the Loan Documents, are true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date; and (e) the financial statements of Debtor attached to this Compliance Certificate were prepared in accordance with GAAP, and present, on a consolidated basis, fairly and accurately the financial condition and results of operations of Debtor and its Subsidiaries as of the end of and for the Subject Period.

DEBTOR:		ADDRESS:

MERIDIAN EQUIPMENT LEASING LLC		5151 Belt Line Rd., Ste. 715
Dallas, TX 75254
By:	JORGAN DEVELOPMENT, LLC
Its:	Manager

By:
Name:	James Ballengee
Title:	Manager

A-1

EXHIBIT I

DEFAULT

I-1

EXHIBIT B

TO

LOAN AND SECURITY AGREEMENT

APPENDIX C: REQUIRED FINANCIAL REPORTING

ATTACHED HERETO

B-1

EXHIBIT C

TO

LOAN AND SECURITY AGREEMENT

LIQUID ASSETS REPORT

DATE:	____________________ (the “Measurement Date”) (as of the last day of the calendar month prior to reporting date)

LENDER:	B1BANK

GUARANTOR:	JAMES H. BALLENGEE

This certificate is delivered under that certain LOAN AND SECURITY AGREEMENT (the “Agreement”) dated as of NOVEMBER 12, 2020 (the “Effective Date”), between (a) B1BANK, a Louisiana banking corporation (together with its successors and assigns, “Lender”), (b) MERIDIAN EQUIPMENT LEASING LLC, a Texas limited liability company (“Debtor”), and (c) (i) WHITE CLAW CRUDE, LLC, a Texas limited liability company (“White Claw”), (ii) JORGAN DEVELOPMENT, LLC, a Louisiana limited liability company (“Jorgan”), (iii) JAMES H. BALLENGEE, an individual residing in the State of Texas (“J. Ballengee”), (iv) WASKOM ENTERPRISES LLC, a Texas limited liability company (“Enterprises”), (v) POSSE MONROE LLC, a Texas limited liability company (“Monroe’), (vi) POSSE WASSON LLC, a Texas limited liability company (“Wasson”), and (vii) SILVER FUELS PROCESSING LLC, a Texas limited liability company (“Fuels”). Capitalized terms when used in this certificate shall, unless otherwise indicated, have the meanings set forth in the Agreement. I certify to Lender that, on the date of this certificate, (a) attached hereto are brokerage statements, bank statements other documentation which is a true and correct description of the Liquid Assets as of the of the Measurement Date, (b) such Liquid Assets are free and clear of all liens, security interests, encumbrances, and restrictions, and (c) the following calculation of the MARGIN VALUE of all Liquid Assets is true and correct as of the last day of the Measurement Date:

(a)	Cash and Cash Equivalents	$___________________
(b)	Eligible Government Securities	$___________________
(c)	Eligible Bonds	$___________________
(d)	Eligible Securities	$___________________
(e)	[Other eligible marketable securities approved by Lender]	$___________________

TOTAL VALUE:		$___________________

GUARANTOR:

JAMES H. BALLENGEE

C-1